Exhibit 4.17

EXECUTION VERSION

CHINA TIME SHARE MEDIA CO. LTD

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

(AS WARRANT TRUSTEE)

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

(AS SECURITY TRUSTEE)

80 Secured Warrants of a face value of US$100,000 each

WARRANT TRUST DEED

SCHEDULE 1	Form Of Global Warrant	35

SCHEDULE 2		46

Part A	Form Of Individual Warrant Certificate	46

Part B	Terms And Conditions Of The Warrants	54

SCHEDULE 3	PROVISIONS FOR MEETINGS OF WARRANTHOLDERS	55

SCHEDULE 4	FORM OF ACCESSION MEMORANDUM	63

SCHEDULE 5	SUPPLEMENTAL WARRANT TRUST DEED	66

SCHEDULE 6	SUPPLEMENTAL WARRANT AGENCY AGREEMENT	69

EXECUTION CLAUSES		71

THIS WARRANT TRUST DEED is made on 19 December 2007

BETWEEN:

(1)	CHINA TIME SHARE MEDIA CO. LTD (the “Issuer”);

(2)	THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED (the “Warrant Trustee”, which expression includes, where the context admits, all persons for the time being the trustee or trustees of this Warrant Trust Deed); and

(3)	THE HONG KONG AND SHANGHAI BANKING CORPORATION LIMITED (the “Security Trustee”, which expression includes, where the context admits, all persons for the time being the security trustee or security trustees under this Warrant Trust Deed (as defined below)).

WHEREAS

(A)	The Issuer has authorised the creation and issue of 80 secured warrants of a face value of US$100,000 each exercisable to subscribe for ordinary shares (the “Shares”), currently of US$0.0001 par value each (the “Warrants”), to be constituted in relation to this Warrant Trust Deed. The Issuer has also authorised the creation and issue of US$20,000,000 in the aggregate principal amount of 5.00 per cent. Secured Convertible Notes (the “Notes”) due 2010.

(B)	The Warrant Trustee has agreed to act as trustee of this Warrant Trust Deed on the following terms and conditions.

(C)	The Security Trustee has agreed to act as security trustee on the following terms and conditions.

NOW THIS DEED WITNESSES AND IT IS HEREBY DECLARED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Warrant Trust Deed the following expressions have the following meanings:

“Accession Memorandum” means a memorandum in, or substantially in, the form set out in Schedule 4 (Form of Accession Memorandum);

“Agents” means the Principal Warrant Agent, the Warrant Registrar, the other Warrant Agents or any of them;

“Appointee” means any delegate, agent, nominee or custodian appointed pursuant to the provisions of this Warrant Trust Deed;

“Auditors” has the meaning ascribed to it in Note Condition 13 (Certain Definitions);

“Authorised Signatory” means (i) in relation to the Issuer, any director of the Issuer or any other person or persons notified to the Warrant Trustee by any director of the Issuer as being an Authorised Signatory pursuant to Clause 6.7 (Authorised

Signatories); and (ii) in relation to each Subsidiary Guarantor, any director of such Subsidiary Guarantor or any other person or persons notified to the Warrant Trustee by any director of such Subsidiary Guarantor as being an Authorised Signatory pursuant to Clause 6.7 (Authorised Signatories);

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme;

“Collateral” means the assets subject to the Security;

“Conditions” means the terms and conditions to be endorsed on the Warrant Certificates, in the form or substantially in the form set out in Schedule 2 Part B and any reference in this Warrant Trust Deed to a particular numbered Condition shall be construed in relation to the Warrants accordingly;

“Deed of Non-Competition” has the meaning specified in Note Condition 4.13 (Certain Definitions);

“Euroclear” means Euroclear Bank S.A./N.V.;

“Extraordinary Resolution” has the meaning set out in Schedule 3 (Provisions for Meetings of Warrantholders);

“Global Warrant” means the global warrant in registered form, representing the Warrants, to be issued pursuant to Clause 2.1 (Global Warrant) in or substantially in the form set out in Schedule 1 (Form of Global Warrant);

“Individual Warrant Certificates” means any individual warrant certificate representing a Warrantholder’s entire holding of Warrants, in or substantially in the form set out in Schedule 2 Part A (Form of Individual Warrant Certificate);

“Liabilities” means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes (other than taxes imposed on or measured by the overall net income of the Person who has incurred such liabilities), duties, levies, imposts and other charges) and legal fees and out-of-pocket expenses properly incurred on a full indemnity basis;

“Note Conditions” means the terms and conditions to be endorsed on the Note Certificates, in the form or substantially in the form set out in Schedule 3 (Terms and Conditions of the Notes) to the Note Trust Deed and any reference in this Warrant Trust Deed to a particular numbered Note Condition shall be construed in relation to the Notes accordingly;

“Note Secured Parties” means the Note Trustee for itself and on behalf of the holders of the Notes, the agents in relation to the Notes and any delegate, agent, nominee or custodian appointed pursuant to the provisions of the Note Trust Deed;

“Note Trust Deed” means the note trust deed dated on or about the date hereof and the Schedules (as from time to time modified in accordance with the provisions contained herein) and (unless the context requires otherwise) includes any deed or other document executed in accordance with the provisions hereof (as from time to time modified as aforesaid) and expressed to be supplemental hereto;

“Person” means any individual, company, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organisation, government or any agency or political subdivision thereof or any other entity;

“Principal Warrant Agent” means the institution at its Specified Office initially appointed as principal warrant agent pursuant to the Warrant Agency Agreement or, if applicable, any Successor principal warrant agent at its Specified Office;

“Secured Obligations” means all the payment obligations and all other obligations due, owing or payable to the Secured Parties or any of them by the Issuer under or pursuant to the Warrants, the Warrant Trust Deed or the Warrant Agency Agreement;

“Secured Parties” means the Warrant Trustee for itself and on behalf of the Warrantholders, the Agents and any Appointee;

“Security” has the meaning specified in Note Condition 4.1 (Security);

“Security Documents” has the meaning specified in Note Condition 4.13 (Certain Definitions);

“Share Mortgage” has the meaning specified in Note Condition 4.1 (Security);

“Specified Office” means, in relation to any Warrant Agent, either the office identified with its name in the Conditions or any other office notified to any relevant parties pursuant to the Warrant Agency Agreement;

“Subscription Period” has the meaning specified in the Conditions;

“Subsidiary” has the meaning specified in Note Condition 4.13 (Certain Definitions);

“Subsidiary Guarantor” means such person who acceded to this Warrant Trust Deed pursuant to a Supplemental Warrant Trust Deed;

“Successor” means, in relation to the Warrant Agents, such other or further person, as may from time to time be appointed pursuant to the Warrant Agency Agreement as a Warrant Agent;

“Supplemental Warrant Agency Agreement” means a supplemental warrant agency agreement in, or substantially in, the form set out in Schedule 6 (Supplemental Warrant Agency Agreement);

“Supplemental Warrant Trust Deed” means a supplemental warrant trust deed in, or substantially in, the form set out in Schedule 5 (Supplemental Warrant Trust Deed);

“Transaction Documents” means the Warrant Subscription Agreement, this Warrant Trust Deed, the Warrant Agency Agreement, the Deed of Non-Competition, the Deed of Undertaking, the Rights Agreement, the Xi’an Loan Agreement, the Sichuan Shareholder Loan Agreement and the Security Documents;

“this Warrant Trust Deed” means this Warrant Trust Deed and the Schedules (as from time to time modified in accordance with the provisions contained herein) and (unless the context requires otherwise) includes any deed or other document executed in accordance with the provisions hereof (as from time to time modified as aforesaid) and expressed to be supplemental hereto;

“Trustee Acts” means both the Trustee Act 1925 and the Trustee Act 2000 of England and Wales;

“unexercised” has the meaning specified in the Conditions;

“Warrant Agency Agreement” means the agreement appointing the initial Warrant Agents and any other agreement for the time being in force appointing Successor warrant agents, together with any agreement for the time being in force amending or modifying with the prior written approval of the Warrant Trustee any of the aforesaid agreements;

“Warrant Agents” means the several institutions (including, where the context permits, the Principal Warrant Agent and the Warrant Registrar) at their respective Specified Offices initially appointed pursuant to the Warrant Agency Agreement and/or, if applicable, any Successor warrant agents, at their respective Specified Offices;

“Warrant Certificate” means any Global Warrant or Individual Warrant Certificate and includes any replacement Warrant Certificate issued pursuant to Condition 11 (Replacement of Certificates);

“Warrantholder” and (in relation to a Warrant) “holder” means a person in whose name a Warrant is registered in the register of Warrantholders;

“Warrant Register” means the warrant register maintained by the Warrant Registrar at its Specified Office;

“Warrant Registrar” means the institution at its Specified Office initially appointed as warrant registrar pursuant to the Warrant Agency Agreement or, if applicable, any Successor warrant registrar at its Specified Office;

“Warrants” means the 80 secured warrants in registered form of a face value of US$100,000 each, constituted in relation to this Warrant Trust Deed, to be represented by a Warrant Certificate or Warrant Certificates in or substantially in the form set out in Schedule 2 Part A (Form of Individual Warrant Certficiate), and for the time being unexercised or, as the case may be, a specific number thereof and includes any replacement Warrants issued pursuant to Condition 11 (Replacement of Certificates) and (except for the purposes of Clause 2.1 (Global Warrant) and Clause 2.3 (Signature)) the Global Warrant for so long as it has not been exercised in accordance with the terms thereof;

“Warrant Secured Parties” means the Warrant Trustee for itself and on behalf of the holders of the Warrants, the agents in relation to the Warrants and any delegate, agent, nominee or custodian appointed pursuant to the provisions of the Warrant Trust Deed; and

“Written Resolution” has the meaning given in Schedule 3 (Provisions for Meetings of Warrantholders).

1.2	Principles of interpretation

In this Warrant Trust Deed references to:

1.2.1	Statutory modification: a provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment;

1.2.2	“US$” and “United States Dollars” denote the lawful currency for the time being of the United States of America;

1.2.3	Enforcement of rights: an action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include, in respect of any jurisdiction other than England, references to such action, remedy or method of judicial proceedings for the enforcement of rights of creditors available or appropriate in such jurisdictions as shall most nearly approximate thereto;

1.2.4	Clauses and Schedules: a Schedule, a Clause or sub-clause, paragraph or sub-paragraph is, unless otherwise stated, to a schedule hereto or a clause or sub-clause, paragraph or sub-paragraph hereof respectively;

1.2.5	Clearing systems: Euroclear and/or Clearstream, Luxembourg shall, wherever the context so admits, be deemed to include references to any additional or alternative clearing system approved by the Issuer, any Subsidiary Guarantor and the Warrant Trustee;

1.2.6	Trust Corporation: a trust corporation denotes a corporation entitled by rules made under the Public Trustee Act 1906 to act as a custodian Warrant Trustee or entitled pursuant to any other legislation applicable to a Warrant Trustee in any jurisdiction other than England to act as Warrant Trustee and carry on trust business under the laws of the country of its incorporation; and

1.2.7	Gender: words denoting the masculine gender shall include the feminine gender also, words denoting individuals shall include companies, corporations and partnerships and words importing the singular number only shall include the plural and in each case vice versa.

1.3	The Conditions

In this Warrant Trust Deed, unless the context requires or the same are otherwise defined, words and expressions defined in the Conditions or the Note Trust Deed and not otherwise defined herein shall have the same meaning when used in this Warrant Trust Deed.

1.4	Headings

The headings and sub-headings are for ease of reference only and shall not affect the construction of this Warrant Trust Deed.

1.5	The Schedules

The schedules are part of this Warrant Trust Deed and shall have effect accordingly.

2.	THE WARRANTS

2.1	Global Warrant

The Warrants will be represented by the Global Warrant representing in aggregate 80 secured warrants of a face value of US$100,000 each. Interests in the Global Warrant shall be exchangeable, in accordance with its terms, for Individual Warrant Certificates.

2.2	The Individual Warrant Certificates

The Individual Warrant Certificates will be security printed in accordance with applicable legal and stock exchange requirements substantially in the form set out in Schedule 2 Part A (Form of Individual Warrant Certificate). The Warrant Certificates will be endorsed with the Conditions.

2.3	Signature

The Global Warrant and the Warrant Certificates will be signed manually or in facsimile by an Authorised Signatory of the Issuer and will be authenticated manually by or on behalf of the Warrant Registrar. Warrant Certificates so executed and authenticated will be binding and valid obligations of the Issuer.

2.4	Entitlement to treat holder as owner

The Issuer, each Subsidiary Guarantor, the Warrant Trustee and any Warrant Agent may deem and treat the holder of any Warrant Certificate as the absolute owner of such Warrant Certificate, free of any equity, set-off or counterclaim on the part of the Issuer against the original or any intermediate holder of such Warrant Certificate (whether or not the Warrant represented by such Warrant Certificate shall be overdue and notwithstanding any notation of ownership or other writing thereon (other than the endorsed form of transfer) or any loss or theft of such Warrant Certificate) for all purposes so long as such holder is also listed in the Register as the Holder of the Warrant represented by such Warrant Certificate and, except as ordered by a court of competent jurisdiction or as required by applicable law, the Issuer, each Subsidiary Guarantor, the Warrant Trustee and the Warrant Agents shall not be affected by any notice to the contrary.

3.	GUARANTEE AND INDEMNITY

3.1	Guarantee

The Issuer shall cause (i) each of its current and future Subsidiaries which are incorporated in the People’s Republic of China (the “PRC”), in the event that a change in the laws or regulations in the PRC permits the provision of guarantees without the requirement of any approval from the State Administration of Foreign Exchange (SAFE), and (ii) each of its current and future Subsidiaries which are incorporated outside the PRC, to execute and deliver to the Warrant Trustee an Accession Memorandum, a Supplemental Warrant Agency Agreement and a Supplemental Warrant Trust Deed pursuant to which such Subsidiaries will guarantee the performance of all obligations of the Issuer under the Warrants, the Warrant Trust Deed or the Warrant Agency Agreement (collectively, the “Guarantee”).

As of the Issue Date, there are no Subsidiary Guarantors.

Each of the Subsidiary Guarantors unconditionally and irrevocably guarantees to the Warrant Trustee compliance by the Issuer with those provisions of this Warrant Trust Deed and the Conditions which are expressed to be binding on the Issuer and the performance and observance by the Issuer of the same. In case of the failure of the Issuer to comply with those provisions of this Warrant Trust Deed and the Conditions which are expressed to be binding on it and or the failure by the Issuer to perform and observe the same, each of the Subsidiary Guarantors hereby agrees to cause compliance with such provisions and the performance and observance of the same, as if the Issuer had complied with, performed and observed the same.

3.2	Each Subsidiary Guarantor as Principal Obligor

Each of the Subsidiary Guarantors agrees, as an independent primary obligation, that it shall comply with those provisions of this Warrant Trust Deed and the Conditions which are expressed to be binding on the Issuer and that it shall perform and observe the same.

3.3	Unconditional Obligation

Each of the Subsidiary Guarantors agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of this Warrant Trust Deed or any Warrant, or any change in or amendment hereto or thereto, the absence of any action to enforce the same, any waiver or consent by any Warrantholder or by the Warrant Trustee with respect to any provision of this Warrant Trust Deed or the Warrants, the obtaining of any judgment against the Issuer or any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defence of a guarantor.

3.4	Subsidiary Guarantors’ Obligations Continuing

Each of the Subsidiary Guarantors waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any Warrant or the indebtedness evidenced thereby and all demands whatsoever. Each of the Subsidiary Guarantors agrees that the guarantee and indemnity contained in this Clause 3 (Guarantee and Indemnity) is a continuing guarantee and indemnity and shall remain in full force and effect until each Warrant has been exercised in full and that each Subsidiary Guarantor shall not be discharged by anything other than a complete performance of the obligations contained in this Warrant Trust Deed and the Warrants.

3.5	Subrogation of Subsidiary Guarantors’ Rights

Each of the Subsidiary Guarantors shall be subrogated to all rights of the Warrantholders against the Issuer in respect of any amounts paid by such Subsidiary Guarantor pursuant hereto; provided that such Subsidiary Guarantor shall not without the consent of the Warrant Trustee be entitled to enforce, or to receive any payments arising out of or based upon or prove in any insolvency or winding up of the Issuer in respect of, such right of subrogation until such time as all amounts due under this Warrant Trust Deed and the Warrants have been paid in full. Furthermore, until such time as aforesaid each of the Subsidiary Guarantors shall not take any security or counterindemnity from the Issuer in respect of the Subsidiary Guarantors’ obligations under this Clause 3 (Guarantee and Indemnity).

3.6	Repayment to the Issuer

If any payment received by the Warrant Trustee or the Principal Warrant Agent pursuant to the provisions of this Warrant Trust Deed or the Conditions shall, on the subsequent bankruptcy, insolvency, corporate reorganisation or other similar event affecting the Issuer, be avoided, reduced, invalidated or set aside under any laws relating to bankruptcy, insolvency, corporate reorganisation or other similar events, such payment shall not be considered as discharging or diminishing the liability of each of the Subsidiary Guarantors whether as guarantor, principal debtor or indemnifier and the guarantee and indemnity contained in this Clause 3 (Guarantee and Indemnity) shall continue to apply as if such payment had at all times remained owing by the Issuer and each Subsidiary Guarantor shall indemnify and keep indemnified the Warrant Trustee and the Warrantholders on the terms of the guarantee and indemnity contained in this Clause.

3.7	Additional Subsidiary Guarantors

The Issuer shall require that any of its Subsidiaries that becomes a Subsidiary Guarantor in accordance with Clause 3.1 (Guarantee) to deliver to the Warrant Trustee an Accession Memorandum, a Supplemental Warrant Agency Agreement and a Supplemental Warrant Trust Deed.

3.8	Subsidiary not incorporated in England and Wales

In the case of a Subsidiary not incorporated in England and Wales, the Warrant Trustee reserves the right to call for such further evidence as to the due execution and delivery of the Accession Memorandum, the Supplemental Warrant Agency Agreement or Supplemental Warrant Trust Deed, as the Warrant Trustee in its sole discretion shall consider necessary or desirable including, without limitation, any legal opinions in support thereof as the Warrant Trustee shall consider necessary or desirable. Such further evidence shall be provided at the cost and expense of the Issuer.

3.9	Acceptance of additional Subsidiary Guarantor

A Subsidiary, in respect of which the Issuer has delivered the documentation described in Clause 3.7 (Additional Subsidiary Guarantors) to the Warrant Trustee and provided such further evidence as may required by the Warrant Trustee pursuant to Clause 3.8 (Subsidiary not incorporated in England and Wales), shall become a Subsidiary Guarantor and assume all the rights, benefits and obligations of a Subsidiary Guarantor as if it had been an original party hereto and to the Warrant Agency Agreement as a Subsidiary Guarantor on the date on which the Warrant Trustee notifies the Issuer that it has received, such documentation and other evidence as aforesaid.

4.	SECURITY

4.1	For good and valuable consideration, receipt of which is acknowledged, as security for the Secured Obligations, IHL as defined in Note Condition 4.13 (Certain Definitions) has created in favour of the Security Trustee the security pursuant to and described in the Security Document.

4.2	The Security Trustee hereby declares that it will hold the Collateral on trust for the Note Secured Parties and the Warrant Secured Parties from time to time on the terms of the Share Mortgage.

4.3	If there is any event which changes the number of Shares issued and outstanding (including but not limited to any sub-division, re-organisation, rights issue, bonus issue or other issues of Shares), the Issuer shall procure that there is charged in favour of the Security Trustee, as a first priority mortgage under the laws of the Cayman Islands, sufficient number of additional Shares to ensure that the Security Document shall at all times be in respect of not less than 15.00 per cent. of all issued and outstanding Shares.

4.4	None of the Warrant Trustee, the Security Trustee, their nominee(s) or any Appointee shall be liable by reason of (a) taking any action permitted by this Warrant Trust Deed or the Security Document or (b) any neglect or default in connection with the Collateral or (c) the taking possession or realisation of all or any part of the Collateral, except in the case of gross negligence, wilful misconduct or fraud upon its part.

5.	COVENANT TO COMPLY WITH WARRANT TRUST DEED AND SCHEDULES

5.1	Covenants

The Issuer and each Subsidiary Guarantor covenants with the Warrant Trustee to comply with those provisions of this Warrant Trust Deed and the Conditions which are expressed to be binding on it and to perform and observe the same. The Warrants are subject to the provisions contained in this Warrant Trust Deed, all of which shall be binding upon the Issuer, each Subsidiary Guarantor, the Warrantholders and all persons claiming through or under them respectively.

5.2	Warrantholders

The Warrantholders and all persons claiming under or through them respectively will also be entitled to the benefit of, and will be bound by, this Warrant Trust Deed and the other Transaction Documents and will be deemed to have notice of all of the provisions of the Transaction Documents applicable to them.

6.	COVENANTS BY THE ISSUER AND THE SUBSIDIARY GUARANTORS

The Issuer and each Subsidiary Guarantor hereby covenants with the Warrant Trustee that, so long as any of the Warrants remain unexercised, it will:

6.1	Books of account

At all times keep and procure that all its Subsidiaries keep such books of account as may be necessary to comply with all applicable laws and so as to enable the financial statements of the Issuer and each Subsidiary Guarantor to be prepared and allow the Warrant Trustee and any person appointed by it free access to the same at all reasonable times and to discuss the same with responsible officers of the Issuer or the relevant Subsidiary Guarantor;

6.2	Information

So far as permitted by applicable law, at all times give to the Warrant Trustee such information, opinions, certificates and other evidence as it shall require and in such form as it shall require for the performance of its functions;

6.3	Warrants held by Issuer and Subsidiary Guarantors

Send to the Warrant Trustee forthwith upon being so requested for the purposes of calculating the number of unexercised Warrants as required by this Warrant Trust Deed in writing by the Warrant Trustee a certificate of the Issuer or, as the case may be, the relevant Subsidiary Guarantor (signed on its behalf by two Authorised Signatories) setting out the total number of Warrants which at the date of such certificate are held by or for the benefit of the Issuer or any Subsidiary or, as the case may be, such Subsidiary Guarantor;

6.4	Execution of further Documents

So far as permitted by applicable law, at all times execute all such further documents and do all such further acts and things as may be necessary at any time or times in the opinion of the Warrant Trustee to give effect to the provisions of this Warrant Trust Deed;

6.5	Notices to Warrantholders

Send or procure to be sent to the Warrant Trustee not less than 15 days prior to the date of publication, for the Warrant Trustee’s approval, one copy of each notice to be given to the Warrantholders in accordance with the Conditions and not publish such notice without such approval and, upon publication, send to the Warrant Trustee two copies of such notice (such approval, unless so expressed, not to constitute approval of such notice for the purpose of Section 21 of the Financial Services and Markets Act 2000);

6.6	Obligations of Warrant Agents

Observe and comply with its obligations and use all reasonable endeavours to procure that the Warrant Agents observe and comply with all their obligations under the Warrant Agency Agreement and procure that the Warrant Registrar maintains the

Warrant Register and notify the Warrant Trustee immediately it becomes aware of any material breach of such obligations, or failure by a Warrant Agent to comply with such obligations, in relation to the Warrants; and

6.7	Authorised Signatories

Upon the execution hereof and thereafter forthwith upon any change of the same, deliver to the Warrant Trustee (with a copy to the Principal Warrant Agent) a list of the Authorised Signatories of the Issuer, or, as the case may be, the relevant Subsidiary Guarantor, together with certified specimen signatures of the same.

6.8	Notice of the End of the Warrant Exercise

Three weeks prior to the expiry of the Warrant Exercise Period give notice to the Warrantholders in accordance with the Conditions reminding Warrantholders of the Subscription Right then arising or current and stating the Warrant Exercise Price.

7.	AMENDMENTS

7.1	Modification and Waiver

The Warrant Trustee and/or the Security Trustee may agree, without the consent of the Warrantholders, to (a) any modification (except as mentioned in Condition 13.1 (Meetings)) to, or the waiver or authorisation of any breach or proposed breach of, the Warrants (other than Condition 16 (Notices)), the Warrant Agency Agreement, this Warrant Trust Deed) or any of the Transaction Documents which, in the opinion of the Warrant Trustee, it may be proper to make provided that the Warrant Trustee is of the opinion that such modification, waiver or authorisation will not be materially prejudicial to the interests of the Warrantholders or (b) any modification to the Warrants, the Warrant Agency Agreement, this Warrant Trust Deed or any of the Transaction Documents which, in the Warrant Trustee’s opinion, is of a formal, minor or technical nature or to correct a manifest error or to comply with mandatory provisions of law. Any such modification, waiver or authorisation will be binding on the Warrantholders and, unless the Warrant Trustee agrees otherwise, any such modifications will be notified by the Issuer to the Warrantholders as soon as practicable thereafter provided that the Warrant Trustee shall not exercise any powers conferred upon it by this Clause 7.1 (Modification and Waver) in contravention of any express direction by an Extraordinary Resolution or of a request in writing made by the holders of not less than two thirds in aggregate face value of the Warrants then unexercised (but so that no such direction or request shall affect any authorisation, waiver or determination previously given or made).

7.2	Interests of Warrantholders

In connection with the exercise of its functions (including, but not limited to, those in relation to any proposed modification, authorisation or waiver), the Warrant Trustee shall have regard to the interests of the Warrantholders as a class and shall not have regard to the consequences of such exercise for individual Warrantholders and the Warrant Trustee shall not be entitled to require, nor shall any Warrantholder be entitled to claim, from the Issuer or the Warrant Trustee, any indemnification or payment in respect of any tax consequences of any such exercise upon individual Warrantholders.

8.	ENFORCEMENT

8.1	Legal Proceedings

The Warrant Trustee and/or the Security Trustee may at any time, at its discretion and without further notice, institute such proceedings against the Issuer as it may think fit to enforce any of its rights under this Warrant Trust Deed, the Security Document or the Conditions but it shall not be bound to take any such proceedings unless (a) it shall have been so directed by an Extraordinary Resolution or so requested in writing by the holders of at least one-quarter of the Warrants then unexercised and (b) it shall have been indemnified and/or secured to its satisfaction against all liabilities, proceedings, claims and demands to which it may thereby become liable and all costs, charges and expenses which may be incurred by it in connection therewith and provided that the Warrant Trustee shall not be held liable for the consequence of taking any such action and may take such action without having regard to the effect of such action on individual Warrantholders. Only the Warrant Trustee and the Security Trustee may enforce the provisions of this Warrant Trust Deed and no Warrantholder shall be entitled to proceed directly against the Issuer or a Subsidiary Guarantor or any Subsidiary of the Issuer unless the Warrant Trustee, having become bound so to proceed, fails to do so within a reasonable time and such failure is continuing.

9.	TERMS OF APPOINTMENT

By way of supplement to the Trustee Acts, it is expressly declared as follows:

9.1	Reliance on Information

9.1.1	Advice: Each of the Warrant Trustee and the Security Trustee may in relation to this Warrant Trust Deed and the Security Document act on the opinion or advice of or a certificate or any information obtained from any lawyer, banker, valuer, surveyor, broker, auctioneer, accountant or other expert (whether obtained by the Warrant Trustee, the Security Trustee, the Issuer, any Subsidiary Guarantor, any Subsidiary or any Agent) and which advice or opinion may be provided on such terms (including as to limitations on liability) as the Warrant Trustee or the Security Trustee, as the case may be, may consider in its sole discretion to be consistent with prevailing market practice with regard to advice or opinions of that nature and shall not be responsible for any Liability occasioned by so acting; any such opinion, advice, certificate or information may be sent or obtained by letter, telegram, telex, cablegram or facsimile transmission and the Warrant Trustee, or the Security Trustee, as the case may be, shall not be liable for acting on any opinion, advice, certificate or information purporting to be so conveyed although the same shall contain some error or shall not be authentic;

9.1.2

Certificate of directors or Authorised Signatories: the Warrant Trustee may call for and shall be at liberty to accept a certificate signed by two directors and/or two Authorised Signatories of the Issuer or a Subsidiary Guarantor or

other person duly authorised on its behalf as to any fact or matter prima facie within the knowledge of the Issuer as sufficient evidence thereof and a like certificate to the effect that any particular dealing, transaction or step or thing is, in the opinion of the person so certifying, expedient as sufficient evidence that it is expedient and the Warrant Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by its failing so to do;

9.1.3	Certificate and Reports by Auditors or Other Experts: the Warrant Trustee shall be entitled to rely on any certificate, valuation or report given by the Auditors or other experts approved by the Issuer and notified to the Warrant Trustee under any provision of the Conditions or this Warrant Trust Deed whether or not such certificate, valuation or report is addressed to the Warrant Trustee and, if the Warrant Trustee does so rely, such certificate, valuation or report shall save in the case of manifest error be conclusive and binding for all the purposes of the Conditions or this Warrant Trust Deed on the Issuer, the Warrant Trustee, the Warrantholders and all other persons and the Issuer hereby covenants with the Warrant Trustee that it shall use all reasonable endeavours to obtain all such certificates, valuations or reports by the Auditors or other experts as the Warrant Trustee may reasonably request for the purposes of these presents. The Warrant Trustee shall be at liberty to accept any such certificate, report or confirmation notwithstanding that it, or the terms on which it was provided, may contain a limitation on the liability of such Auditors or such other experts (whether in tune, quantum or otherwise) and the Warrant Trustee shall not incur any liability to any Warrantholders or any other person in connection with the acceptance by it of any such certificate, report or confirmation;

9.1.4	Resolution or direction of Warrantholders: the Warrant Trustee shall not be responsible for acting upon any resolution purporting to be a Written Resolution or to have been passed at any meeting of the Warrantholders in respect whereof minutes have been made and signed or a direction of a specified percentage of Warrantholders, even though it may subsequently be found that there was some defect in the constitution of the meeting or the passing of the resolution or the making of the directions or that for any reason the resolution purporting to be a Written Resolution or to have been passed at any Meeting or the making of the directions was not valid or binding upon the Warrantholders;

9.1.5	Reliance on Certification of Clearing System: the Warrant Trustee may call for and shall be at liberty to accept and place full reliance on as sufficient evidence thereof and shall not be liable to the Issuer, any Subsidiary Guarantor or any Warrantholder by reason only of either having accepted as valid or not having rejected an original certificate or letter of confirmation purporting to be signed on behalf of Euroclear or Clearstream, Luxembourg or any other relevant clearing system in relation to any matter;

9.1.6	Warrantholders as a class: whenever in this Warrant Trust Deed the Warrant Trustee is required in connection with any exercise of its powers, trusts, authorities or discretions to have regard to the interests of the Warrantholders, it shall have regard to the interests of the Warrantholders as a class and in particular, but without prejudice to the generality of the foregoing, shall not be obliged to have regard to the consequences of such exercise for any individual Warrantholder resulting from his or its being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory;

9.1.7	Warrant Trustee not responsible for recitals, etc.: neither the Warrant Trustee nor the Security Trustee shall be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person (other than the Warrant Trustee or the Security Trustee, as applicable) contained in this Warrant Trust Deed, the Warrants, or any other agreement or document relating to the transactions herein or therein contemplated or for the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence thereof (other than with respect to the Warrant Trustee or the Security Trustee, as applicable);

9.1.8	No obligation to monitor: neither the Warrant Trustee nor the Security Trustee shall be under any obligation to monitor or supervise the functions of any other person under the Warrants or any other agreement or document relating to the transactions herein or therein contemplated and shall be entitled, in the absence of actual knowledge of a breach of obligation, to assume that each such person is properly performing and complying with its obligations;

9.1.9	Warrants held by the Issuer: in the absence of actual knowledge or express notice to the contrary, the Warrant Trustee may assume without enquiry (other than requesting a certificate of the Issuer or a Subsidiary Guarantor under Clause 6.3 (Warrants held by Issuer and Subsidiary Guarantors)), that no Warrants are for the time being held by or for the benefit of the Issuer or its Subsidiaries or any Subsidiary Guarantor;

9.1.10	Entry on the Warrant Register: the Warrant Trustee shall not be liable to the Issuer, any Subsidiary Guarantor or any Warrantholder by reason of having accepted as valid or not having rejected any entry on the Warrant Register later found to be forged or not authentic and can assume for all purposes in relation hereto that any entry on the Warrant Register is correct;

9.1.11

No notice or steps to ascertain: the Warrant Trustee shall not be bound to give notice to any person of the execution of this Warrant Trust Deed or to take any steps to ascertain whether the Issuer has failed to observe any obligations on its part contained in the Warrants or under this Warrant Trust Deed and, until it shall have actual knowledge or express notice to the contrary, the Warrant Trustee shall be entitled to assume that the Issuer is observing and performing all the obligations on its part contained in the Warrants and under this Warrant Trust Deed;

9.1.12	Right to Deduct or Withhold: notwithstanding anything contained in this Warrant Trust Deed, to the extent required by any applicable law, if the Warrant Trustee or the Security Trustee is or will be required to make any deduction or withholding from any distribution or payment made by it hereunder or if the Warrant Trustee or the Security Trustee is or will be otherwise charged to, or is or may become liable to, tax (other than tax imposed on or measured by the overall net income of the Warrant Trustee or the Security Trustee, as applicable) as a consequence of performing its duties hereunder whether as principal, agent or otherwise, and whether by reason of any assessment, prospective assessment or other imposition of liability to taxation of whatsoever nature (other than tax imposed on or measured by the overall net income of the Warrant Trustee or the Security Trustee, as applicable) and whensoever made upon the Warrant Trustee or the Security Trustee, and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under this Warrant Trust Deed (other than in connection with its remuneration as provided for herein) or any investments or deposits from time to time representing the same, including any income or gains arising therefrom or any action of the Warrant Trustee or the Security Trustee in connection with the trusts of this Warrant Trust Deed (other than the remuneration herein specified) then the Warrant Trustee shall be entitled to make such deduction or withholding or, as the case may be, to retain out of sums received by it an amount sufficient to discharge any liability to such tax which relates to sums so received or distributed or to discharge any such other liability of the Warrant Trustee or the Security Trustee to such tax from the funds held by the Warrant Trustee or the Security Trustee upon the trusts of this Warrant Trust Deed;

9.1.13

Covenants and Compliance Certificates: without prejudice to the generality of the foregoing, neither the Warrant Trustee nor the Security Trustee shall be in any way responsible for monitoring the performance or observance of the covenants of the Issuer contained in the Transaction Documents or the Conditions, nor for investigating the adequacy or accuracy of any of the compliance certificates delivered pursuant to this Clause 9 (Terms of Appointment), nor for determining whether any company is a Subsidiary of the Issuer (for which purpose it may rely on an Auditors’ certificate or a certificate of directors or Authorised Signatories) and neither the Warrant Trustee nor the Security Trustee shall be responsible for requesting any such Auditors’ certificate or for monitoring its content or for monitoring, reviewing or otherwise checking the accuracy of any such certificate, but shall merely be obliged to pass a copy to any Warrantholder which so requests them; further neither the Warrant Trustee nor the Security Trustee shall be required to request any information for which provision is made herein unless any Warantholder shall request such and the Warrant Trustee’s and the Security Trustee’s sole responsibility therefor shall be to pass such information to a Warrantholder;

9.1.14	No responsibility to Investigate: neither the Warrant Trustee nor the Security Trustee shall have any responsibility for or have any duty to investigate:

(a)	the execution, delivery, legality, validity, effectiveness, adequacy, genuineness, enforceability or admissibility in evidence of any Transaction Document or the security created thereby;

(b)	any recitals, statements, warranties or representations of any party to any Transaction Document;

(c)	its ability to exercise the rights, trusts, powers, authorities or discretions purported to be conferred on it by any of the Transaction Documents; or

(d)	the capacities, powers or credit standing of the Issuer or another party to any of the Transaction Documents;

9.1.15	No Responsibility to Perfect Security: Neither the Warrant Trustee nor the Security Trustee shall be liable:

(a)	for failure to notify any person of the execution of any Transaction Document;

(b)	for any failure to require the deposit with it of any deed or document certifying, representing or constituting the title of the Issuer to any of the security created pursuant to any Transaction Document;

(c)	for any failure to register or notify any of the foregoing in accordance with the provisions of any of the documents of title of the Issuer;

(d)	for any failure to require any further assurances in relation to any of the Transaction Documents;

(e)	for any failure to assure that any sums are received into any account of the Issuer or any other person or in respect of the receipt of the same;

(f)	for any shortfall which arises on the enforcement of the security created pursuant to any Transaction Document; or

(g)	for any failure to take, or to require the Issuer to take, any steps to perfect its title to any of the security created pursuant to any Transaction Document or to render any such security effective or to secure the creation of any ancillary encumbrance under the laws of any jurisdiction;

9.1.16	Acceptance of Title: the Warrant Trustee and the Security Trustee shall, without investigation, request or objection, accept such right and title as the Issuer may have to any of the security created pursuant to any Transaction Document and shall not be bound or concerned to examine or enquire into or be liable for any defect or failure in the right or title of the Issuer to the security created pursuant to any Transaction Document or any part thereof whether such defect or failure was known to the Warrant Trustee or the Security Trustee or might have been discovered upon examination or enquiry and whether capable of remedy or not;

9.1.17	Insurance: neither the Warrant Trustee nor the Security Trustee shall be under any obligation to insure any of the assets secured pursuant to any of the Transaction Documents or to require any other person to maintain any such insurance or to verify that the Issuer has arranged or maintained any of the insurances required to be effected by it under any of the Transaction Documents and shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy or insufficiency or scope of any such insurance. Where the Warrant Trustee is named on any insurance policy as an insured party, it shall not be responsible for any loss which may be suffered by reason of, directly or indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind. Nor shall the Warrant Trustee be under any obligation to ascertain whether any notice which is required to be given to, or acknowledgement obtained from any underwriters, insurers, re-insurers or brokers has been given to or, as the case may be, obtained from, such underwriters, insurers, re-insurers or brokers;

9.1.18	No Liability for Perfection of Security: neither the Warrant Trustee nor the Security Trustee shall be liable for any failure, omission or defect in perfecting or protecting its rights under the security created pursuant to any Transaction Document or the priority of such including, without limitation:

(a)	failure to obtain any licence, consent or other authority for the execution, delivery, validity, legality, performance, enforceability or admissibility in evidence thereof; or

(b)	failure to register, file or record the same in accordance with any legal requirement in any jurisdiction;

9.1.19	Scope of Opinions: neither the Warrant Trustee nor the Security Trustee shall have any responsibility for the form, substance, adequacy or scope of any legal opinions addressed to it or any other person;

9.1.20

No Responsibility for Loss: neither the Warrant Trustee nor the Security Trustee shall be responsible for any loss occasioned to the security created pursuant to any Transaction Document by the Issuer acting or failing to act in accordance with any of the Transaction Documents, or in respect of any moneys which are received or for any act or omission on the part of the Issuer or any other person (including any bank, depositary, custodian, manager, administrator, servicer, warehouseman or other intermediary), nor shall the Warrant Trustee or the Security Trustee be liable for any decline in the value, or any loss realised upon any sale or other dispositions made pursuant to any Transaction Document of all or any part of the security created pursuant to any Transaction Document or any other property which is charged to the Warrant Trustee by the Issuer or any other person in connection with the Secured Obligations.

Neither the Warrant Trustee nor the Security Trustee in any circumstances (either by reason of taking possession of the security the subject, or expressed to be the subject, of the security created pursuant to the Transaction Documents or for any other reason whatsoever and whether as mortgagee in possession or on any other basis whatsoever):

(a)	be liable to account to any Warrantholder or any other person for anything except sums actually received by the Warrant Trustee or the Security Trustee which have not been distributed or paid to the Warrantholder or the persons entitled or at the time of payment believed by the Warrant Trustee or the Security Trustee to be entitled thereto; or

(b)	be liable to any Warrantholder or any other person for any costs, charges, losses, damages, liabilities or expenses arising from or connected with any realisation of the security created pursuant to the Transaction Documents from time to time the subject, or expressed to be the subject, of the security created pursuant to the Transaction Documents or from any act, default, omission or misconduct of the Warrant Trustee, the Security Trustee, any receiver, any Appointee or their respective officers, employees or agents in relation to the security created pursuant to the Transaction Documents or in connection with the Transaction Documents except to the extent that they shall be caused by the Warrant Trustee’s or the Security Trustee’s, as the case may be, own gross negligence, wilful misconduct or fraud.

Neither the Warrant Trustee nor the Security Trustee shall by virtue of this Clause owe any duty of care or other duty to any person which it would not owe in the absence of this Clause;

9.1.21	Warrantholders’ Due Diligence: each Warrantholder shall be solely responsible for making and continuing to make its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of the Issuer and neither the Warrant Trustee nor the Security Trustee shall at any time have any responsibility for the same and no Warrantholder shall rely on the Warrant Trustee or the Security Trustee in respect thereof. Each Warrantholder is deemed to warrant to the Warrant Trustee and the Security Trustee that it has not relied and will not hereafter rely on the Warrant Trustee or the Security Trustee:

(a)	to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by the Issuer or any other person in connection with any of the Transaction Documents or the transactions therein contemplated (whether or not such information has been or is hereafter circulated to such Warrantholder by the Warrant Trustee);

(b)	to check or enquire on its behalf into the adequacy, accuracy or completeness of any communication delivered to it under any Transaction Document, any legal or other opinions, reports, valuations, certificates, appraisals or other documents delivered or made or required to be delivered or made at any time in connection with any Transaction Document, any security to be constituted thereby or any other report or other document, statement or information circulated, delivered or made, whether orally or otherwise and whether before, on or after the date of this Warrant Trust Deed;

(c)	to check or enquire on its behalf into the due execution, delivery, validity, legality, adequacy, suitability, performance, enforceability or admissibility in evidence of any Transaction Document or other document referred to in paragraph (b) above or of any guarantee, indemnity or security given or created thereby or any obligations imposed thereby or assumed thereunder;

(d)	to check or enquire on its behalf into the ownership, value or sufficiency of any part of the security created herein or pursuant to any Transaction Document, the priority of any of the security created herein or pursuant to any Transaction Document, the right or title of any person in or to any property comprised therein or the existence of any encumbrance affecting the same;

(e)	to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Issuer;

(f)	to administer or manage the Security, including the request to release any of the Security from time to time; or

(g)	to take and obtain such legal and other advice and opinions in all relevant jurisdictions as any Warrantholder may think necessary or desirable in relation to the Issuer or any other persons, this Warrant Trust Deed, the other Transaction Documents and any other document, and the transactions hereby and thereby contemplated and neither the Warrant Trustee nor the Security Trustee shall have any obligations or responsibility to seek or obtain any independent or additional advice or opinion whether in the United Kingdom or elsewhere and shall not be liable for any loss or damage suffered or incurred by any Warrantholder; and

9.1.22	Consolidation, Amalgamation etc.: neither the Warrant Trustee nor the Security Trustee shall be responsible for any consolidation, amalgamation, merger, reconstruction or scheme of the Issuer or any sale or transfer of all or substantially all of the assets of the Issuer or the form or substance of any plan relating thereto or the consequences thereof to any Warrantholder.

9.2	Warrant Trustee’s and Security Trustee’s powers and duties

9.2.1	Warrant Trustee’s determination: The Warrant Trustee may determine whether or not a default in the performance or observance by the Issuer or any Subsidiary Guarantor of any obligation under the provisions of this Warrant Trust Deed or contained in the Warrants is capable of remedy and if the Warrant Trustee shall certify that any such default is, in its opinion, not capable of remedy, such certificate shall be conclusive and binding upon the Issuer, each Subsidiary Guarantor and the Warrantholders;

9.2.2	Determination of questions: the Warrant Trustee as between itself and the Warrantholders shall have full power to determine all questions and doubts arising in relation to any of the provisions of this Warrant Trust Deed and every such determination, whether made upon a question actually raised or implied in the acts or proceedings of the Warrant Trustee, shall be conclusive and shall bind the Warrant Trustee and the Warrantholders;

9.2.3	Warrant Trustee’s discretion: whenever in the Warrant Trust Deed, the Warrant Agency Agreement or by law the Warrant Trustee shall have discretion or permissive power it may decline to exercise the same in the absence of approval by the Warrantholders. The Warrant Trustee shall (save as expressly otherwise provided herein) as regards all the trusts, powers, authorities and discretions vested in it by this Warrant Trust Deed or by operation of law, have absolute and uncontrolled discretion as to the exercise or non-exercise thereof and the Warrant Trustee shall not be responsible for any Liability that may result from the exercise or non-exercise thereof but whenever the Warrant Trustee is under the provisions of this Warrant Trust Deed bound to act at the request or direction of the Warrantholders, the Warrant Trustee shall nevertheless not be so bound unless first indemnified and/or provided with security to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and liabilities which it may incur by so doing;

9.2.4	Warrant Trustee’s consent: any consent given by the Warrant Trustee for the purposes of this Warrant Trust Deed may be given on such terms and subject to such conditions (if any) as the Warrant Trustee may require;

9.2.5	Conversion of currency: where it is necessary or desirable for any purpose in connection with this Warrant Trust Deed to convert any sum from one currency to another it shall (unless otherwise provided by this Warrant Trust Deed or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be specified by the Warrant Trustee in its absolute discretion as relevant and any rate, method and date so specified shall be binding on the Issuer, each Subsidiary Guarantor and the Warrantholders;

9.2.6	Application of proceeds: the Warrant Trustee shall not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Warrants, if any, the exchange of the Global Warrant for Individual Warrant Certificates or the delivery of any Warrant Certificate to the persons entitled to them;

9.2.7	Error of judgment: neither the Warrant Trustee nor the Security Trustee shall be liable for any error of judgment made by any officer or employee of the Warrant Trustee or the Security Trustee assigned by the Warrant Trustee or the Security Trustee to administer its corporate trust matters;

9.2.8	Agents: the Warrant Trustee or the Security Trustee may, in the conduct of the trusts of this Warrant Trust Deed instead of acting personally, employ and pay an agent on any terms, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Warrant Trustee or the Security Trustee (including the receipt and payment of money) and neither the Warrant Trustee nor the Security Trustee shall be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person;

9.2.9

Delegation: the Warrant Trustee or the Security Trustee may, in the execution and exercise of all or any of the trusts, powers, authorities and discretions vested in it by this Warrant Trust Deed, act by responsible officers or a responsible officer for the time being of the Warrant Trustee or the Security Trustee and the Warrant Trustee or the Security Trustee may also whenever it thinks fit, whether by power of attorney or otherwise, delegate to any person or persons or fluctuating body of persons (whether being a joint Warrant Trustee of this Warrant Trust Deed or not) all or any of the trusts, powers, authorities and discretions vested in it by this Warrant Trust Deed and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate with the consent of the Warrant Trustee or the Security Trustee, as the case may be) as the Warrant Trustee or the Security Trustee may think fit in the interests of the Warrantholders and provided the Warrant Trustee or the Security Trustee, as the case may be, shall have exercised reasonable care in the selection of any such Appointee the

Warrant Trustee or the Security Trustee, as the case may be, shall not in any way or to any extent be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of such delegate or sub-delegate;

9.2.10	Custodians and nominees: each of the Warrant Trustee and the Security Trustee may appoint and pay (at the cost of the Issuer) any person to act as a custodian or nominee on any terms in relation to such assets of the trust as the Warrant Trustee or the Security Trustee may determine, including for the purpose of depositing with a custodian this Warrant Trust Deed or any other Transaction Document and provided the Warrant Trustee or the Security Trustee, as the case may be, shall have exercised reasonable care in the selection of any such Appointee the Warrant Trustee or the Security Trustee, as the case may be, shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person; the Warrant Trustee is not obliged to appoint a custodian if the Warrant Trustee invests in securities payable to bearer;

9.2.11	Confidential information: neither the Warrant Trustee nor the Security Trustee shall (unless required by law or ordered so to do by a court of competent jurisdiction) be required to disclose to any Warrantholder confidential information or other information made available to the Warrant Trustee or the Security Trustee, as the case may be, by the Issuer or a Subsidiary Guarantor in connection with this Warrant Trust Deed and no Warrantholder shall be entitled to take any action to obtain from the Warrant Trustee or the Security Trustee, as the case may be, any such information; and

9.2.12	Expert advice: each of the Warrant Trustee and the Security Trustee shall engage and consult, at the expense of the Issuer with any legal adviser and professional adviser selected by them and rely upon any advice so obtained and each of their respective directors, officers, employees and duly appointed agents shall be protected and shall not be liable in respect of any action taken, or omitted to be done or suffered to be taken, in accordance with such advice.

9.3	Financial matters

9.3.1	Professional charges: any Warrant Trustee being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his partner or firm on matters arising in connection with the trusts of this Warrant Trust Deed and also his properly incurred charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with this Warrant Trust Deed, including matters which might or should have been attended to in person by a Warrant Trustee not being a banker, lawyer, broker or other professional person provided that there should not be duplicative charges for the same work;

9.3.2	Illegality/Expenditure by the Warrant Trustee: nothing contained in this Warrant Trust Deed shall require the Warrant Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it; and

9.3.3	Warrant Trustee or Security Trustee may enter into financial transactions with the Issuer: neither the Warrant Trustee nor the Security Trustee and no director or officer of any corporation being a Warrant Trustee or a Security Trustee shall by reason of the fiduciary position of such Warrant Trustee or such Security Trustee be in any way precluded from making any contracts or entering into any transactions in the ordinary course of business with the Issuer or any Subsidiary or any Subsidiary Guarantor, or any person or body corporate directly or indirectly associated with the Issuer or any Subsidiary, or from accepting the Warrant Trusteeship of any other debenture stock, debentures or securities of the Issuer or any Subsidiary or any Subsidiary Guarantor or any person or body corporate directly or indirectly associated with the Issuer or any Subsidiary or any Subsidiary Guarantor, and neither the Warrant Trustee nor the Security Trustee nor any such director or officer shall be accountable to the Warrantholders or the Issuer or any Subsidiary or any Subsidiary Guarantor, or any person or body corporate directly or indirectly associated with the Issuer or any Subsidiary or any Subsidiary Guarantor, for any profit, fees, commissions, interest, discounts or share of brokerage earned, arising or resulting from any such contracts or transactions and the Warrant Trustee, the Security Trustee and any such director or officer shall also be at liberty to retain the same for its or his own benefit.

9.4	Disapplication

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Warrant Trustee in relation to the trusts constituted by this Warrant Trust Deed. Where there are any inconsistencies between the Trustee Acts and the provisions of this Warrant Trust Deed, the provisions of this Warrant Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Warrant Trust Deed shall constitute a restriction or exclusion for the purposes of that Act.

9.5	Warrant Trustee Liability

Subject to Section 192 of the Companies Act 1985 (if applicable) and notwithstanding anything to the contrary in this Warrant Trust Deed, the Warrants or the Warrant Agency Agreement, neither the Warrant Trustee nor the Security Trustee shall be liable to any person for any action taken or omitted by it except to the extent that a court of competent jurisdiction determines that the Warrant Trustee’s or the Security Trustee’s, as the case may be, gross negligence or wilful misconduct was the primary cause of any loss to the Warrantholders.

9.6	Exercise of Discretion

9.6.1	Notwithstanding anything in this Warrant Trust Deed to the contrary, the Warrant Trustee shall not be obliged to exercise or consider exercising any discretion or consider making or make any determination (including, without limitation, any determination as to whether any fact or circumstance or activity or thing is material or substantial or complies with some such similar quantitative standard) or to consider taking or take any action whatsoever in connection with or under or pursuant to the Warrants unless directed to do so by the holders of not less than 25 per cent. in face value of the Warrants then unexercised or if so directed by an Extraordinary Resolution of Warrantholders (subject in all cases to the Warrant Trustee having been indemnified or provided with security to its satisfaction and otherwise being satisfied that it is lawful for it to so exercise discretion, make a determination or otherwise take any action). Such direction shall specify the way in which the Warrant Trustee shall exercise such discretion or, as the case may be, make the determination or take the action to be taken by the Warrant Trustee;

9.6.2	The Warrant Trustee shall not be obliged to declare the Warrants immediately due and payable unless it has been indemnified to its satisfaction in respect of all costs, claims and liabilities which it has incurred to that date and to which it may thereby and as a consequence thereof in its opinion render itself, or have rendered itself, liable;

9.6.3	The Warrant Trustee will not be responsible for any loss, expense, damage, claim, cost, charge or liability which may be suffered as a result of any exercise or non exercise of a discretion or the making or failure to make any determination or the taking or failure to take any action by the Warrant Trustee, acting on the directions of the Warrantholders as aforesaid or pending the provision of such a direction;

9.6.4	A certificate delivered in compliance with Clause 9.1.2 (Certificate of Directors or Authorised Signatories) of two Authorised Signatories of the Issuer as to the compliance by the Issuer with any of its obligations contained in the Transaction Documents or the Conditions shall be conclusive and binding on the Issuer, the Warrant Trustee, the Security Trustee and the Warrantholders save in the case of manifest error, but without prejudice to the provisions of Clause 9.6.5;

9.6.5

The Warrant Trustee shall have no responsibility for requesting certificates in accordance with Clause 9.1.3 (Certificate and Reports by Auditors or Other Experts) unless the Issuer has failed to deliver such certificates in accordance with such clause or the Warrant Trustee is requested to do so by any Warrantholder. The Warrant

Trustee and the Security Trustee shall be entitled to rely on such certificates absolutely and shall not be obliged to enquire further as regards the circumstances then existing and whether they justify the provision and the content of such certificate and will not be responsible for any loss occasioned by so acting. The Warrant Trustee and the Security Trustee shall be entitled to rely on any such certificates as sufficient evidence by the Issuer of such compliance (or non-compliance) and will not be responsible for or for investigating any matter relating to the financial condition of or any other matter relating to the Issuer; and

9.6.6	Notwithstanding anything to the contrary in this Warrant Trust Deed or in any other Transaction Document, the Warrant Trustee shall not in any event be liable for any failure or delay in the performance of its obligations hereunder if it is prevented from so performing its obligations by any existing or future law or regulation, any existing or future act of governmental authority, act of God, flood, war whether declared or undeclared, terrorism, riot, rebellion, civil commotion, strike, lockout, other industrial action, general failure of electricity or other supply, aircraft collision, technical failure, accidental or mechanical or electrical breakdown, computer failure or failure of any money transmission system or any reason which is beyond the control of the Warrant Trustee.

9.7	Consequential Disclaimer

Notwithstanding any other term or provision of this Warrant Trust Deed to the contrary, neither the Warrant Trustee nor the Security Trustee shall be liable under any circumstances for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), whether or not foreseeable, even if the Warrant Trustee or the Security Trustee, as the case may be, is actually aware of or has been advised of the likelihood of such loss or damage and regardless of whether the claim for loss or damage is made in negligence, for breach of contract, breach of trust, breach of fiduciary obligation or otherwise. The provisions of this Clause shall survive the termination or expiry of this Warrant Trust Deed or the resignation or removal of the Warrant Trustee or the Security Trustee.

10.	COSTS AND EXPENSES

10.1	Remuneration

10.1.1

Normal Remuneration: The Issuer shall pay to the Warrant Trustee remuneration for its services as Warrant Trustee and the Security Trustee’s fees for acting as security trustee as from the date of this Warrant Trust Deed, such remuneration to be at such rate as may from time to time be agreed between the Issuer and the Warrant Trustee. Such remuneration shall be payable in advance on the anniversary of the date hereof in each year and the first payment shall be made on the date hereof. Such remuneration shall accrue from day to day and be payable (in priority to payments to the Warrantholders) up to and including the date when, all the Warrants have been exercised or have expired provided that if the Warrants are duly exercised and the Issuer fails to fulfil its obligations under the Conditions to issue shares to any exercising Warrantholder, remuneration will commence again to accrue;

10.1.2	Extra Remuneration: In the event of the occurrence of a breach by the Issuer of any obligation under this Warrant Trust Deed or the Conditions or the Warrant Trustee or the Security Trustee considering it expedient or necessary or being requested by the Issuer or any Subsidiary Guarantor to undertake duties which the Warrant Trustee and the Issuer or, as the case may be, such Subsidiary Guarantor agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Warrant Trustee or the Security Trustee under this Warrant Trust Deed, the Issuer, failing whom, such Subsidiary Guarantor, shall pay to the Warrant Trustee such additional remuneration as shall be agreed between them;

10.1.3	Value added tax: The Issuer shall in addition pay to the Warrant Trustee an amount equal to the amount of any value added tax or similar tax chargeable in respect of its remuneration or the remuneration of the Security Trustee under this Warrant Trust Deed;

10.1.4	Failure to agree: In the event of the Warrant Trustee and the Issuer failing to agree:

(a)	(in a case to which sub-clause 10.1.1 (Normal Remuneration) applies) upon the amount of the remuneration; or

(b)	(in a case to which sub-clause 10.1.2 (Extra Remuneration) applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Warrant Trustee under this Warrant Trust Deed, or upon such additional remuneration;

such matters shall be determined by a merchant bank (acting as an expert and not as an arbitrator) selected by the Warrant Trustee and approved by the Issuer or, failing such approval, nominated (on the application of the Warrant Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such merchant bank being payable by the Issuer) and the determination of any such merchant bank shall be final and binding upon the Warrant Trustee and the Issuer;

10.1.5

Expenses: The Issuer shall also pay or discharge all costs out-of-pocket, charges and expenses properly incurred by the Warrant Trustee and the Security Trustee in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner in relation to, this Warrant Trust Deed, including but not limited to legal and traveling expenses properly incurred and any stamp, issue, registration, documentary and other taxes or duties (other than taxes imposed on or measured by the overall net income of the

Warrant Trustee or the Security Trustee, as applicable) paid or payable by the Warrant Trustee or the Security Trustee in connection with any action taken or contemplated by or on behalf of the Warrant Trustee or the Security Trustee for enforcing, or resolving any doubt concerning, or for any other purpose in relation to, this Warrant Trust Deed;

10.1.6	Indemnity: The Issuer hereby unconditionally and irrevocably covenants and undertakes to indemnify and hold harmless the Warrant Trustee, the Security Trustee and their directors, officers, employees and agents (each an “indemnified party”) in full at all times against all losses, liabilities, actions, proceedings, claims, demands, penalties, damages, costs, expenses disbursements, and other liabilities whatsoever (the “Losses”), including without limitation the costs and expenses of legal advisors and other experts properly incurred, which may be incurred, suffered or brought against such indemnified party as a result or in connection with (a) their appointment or involvement hereunder or the exercise of any of their powers or duties hereunder or the taking of any acts in accordance with the terms of this Warrant Trust Deed or its usual practice; (b) this Warrant Trust Deed and any other Transaction Document, or (c) any instruction or other direction upon which the Warrant Trustee or the Security Trustee may rely under this Warrant Trust Deed, as well as the costs and expenses properly incurred by an indemnified party of defending itself against or investigating any claim or liability with respect of the foregoing provided that this indemnity shall not apply in respect of an indemnified party to the extent but only to the extent that any such Losses incurred or suffered by or brought against such indemnified party arises directly from the fraud, wilful misconduct or gross negligence of such indemnified party. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Warrant Trustee or the Security Trustee or the termination of this Warrant Trust Deed;

10.1.7	Payment of amounts due: All amounts due and payable pursuant to sub- clauses 10.1.5 (Expenses) and 10.1.6 (Indemnity) shall be payable by the Issuer on the date specified in a demand by the Warrant Trustee; the rate of interest applicable to such payments shall be three per cent. per annum above the cost of funds from time to time of The Hongkong and Shanghai Banking Corporation Limited for the currency in which the payment was made and interest shall accrue:

(a)	in the case of payments made by the Warrant Trustee prior to the date of the demand, from the date on which the payment was made or such later date as specified in such demand; and

(b)	in the case of payments made by the Warrant Trustee on or after the date of the demand, from the date specified in such demand, which date shall not be a date earlier than the date such payments are made.

All remuneration payable to the Warrant Trustee or the Security Trustee shall carry interest at the rate specified in this Clause 10.1.7 (Payment of amounts due) from the due date thereof;

10.1.8	Discharges: Unless otherwise specifically stated in any discharge of this Warrant Trust Deed the provisions of this Clause 10.1 (Remuneration) shall continue in full force and effect notwithstanding such discharge; and

10.1.9	Not Incur Financial Liability: Nothing contained in this Warrant Trust Deed shall require the Warrant Trustee or the Security Trustee to expend or risk its own funds or otherwise incur any financial liability and neither the Warrant Trustee nor the Security Trustee shall be obliged to do or omit anything, including entering into any transaction or incurring any liability unless the liability of the Warrant Trustee or the Security Trustee, as the case may be, is limited in a manner satisfactory to it in its absolute discretion and the Warrant Trustee and the Security Trustee may refrain from taking any action which it may have been instructed or directed to take in accordance with Clause 8.1 (Legal Proceedings) or to take any other action pursuant to this Warrant Trust Deed or any of the other Transaction Documents unless and until it shall have received in form and substance satisfactory to it in its absolute discretion such indemnification and/or security (whether by way of payment in advance or otherwise) for all costs, claims, demands, liabilities, expenses (including legal fees and disbursements) which it will or may expend or incur or to which it may be exposed in complying with such instructions or directions. Nor shall the Warrant Trustee or the Security Trustee in any circumstances be obliged to give its own indemnity to any Appointee or to become a mortgagee in possession.

10.2	Stamp duties

The Issuer, failing whom, the Subsidiary Guarantors, will pay all stamp duties, registration taxes, capital duties and other similar duties or taxes (if any) (other than taxes imposed on or measured by the overall net income of any Warrantholder) payable on (a) the constitution and issue of the Warrants, (b) the initial delivery of the Warrants (c) any action taken by the Warrant Trustee or the Security Trustee (or any Warrantholder where permitted or required under this Warrant Trust Deed so to do) to enforce the provisions of the Warrants or this Warrant Trust Deed and (d) the execution of this Warrant Trust Deed. For the avoidance of doubt, if the Warrant Trustee (or any Warrantholder where permitted under this Warrant Trust Deed so to do) shall take any proceedings against the Issuer or any Subsidiary Guarantor in any other jurisdiction and if for the purpose of any such proceedings this Warrant Trust Deed or any Warrant Certificate are taken into any such jurisdiction and any stamp duties or other duties or taxes (other than taxes imposed on or measured by the overall net income of any Warrantholder) become payable thereon in any such jurisdiction, the Issuer, failing whom, the Subsidiary Guarantors, will pay (or reimburse the person making payment of) such stamp duties or other duties or taxes (including penalties).

10.3	Exchange rate indemnity

10.3.1	Currency of Account and Payment: United States Dollars (the “Contractual Currency”) is the sole currency of account and payment for all sums payable by the Issuer and each Subsidiary Guarantor under or in connection with this Warrant Trust Deed and the Warrants, including damages;

10.3.2	Extent of Discharge: An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or a Subsidiary Guarantor or otherwise), by the Warrant Trustee, the Security Trustee or any Warrantholder in respect of any sum expressed to be due to it from the Issuer or a Subsidiary Guarantor will only discharge the Issuer and such Subsidiary Guarantor to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so); and

10.3.3	Indemnity: If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Warrant Trust Deed or the Warrants, the Issuer will indemnify it against any Liability sustained by it as a result. In any event, the Issuer will indemnify the recipient against the cost of making any such purchase.

10.4	Indemnities separate

10.4.1	The indemnities in this Warrant Trust Deed constitute separate and independent obligations from the other obligations in this Warrant Trust Deed, will give rise to separate and independent causes of action, will apply irrespective of any indulgence granted by the Warrant Trustee, the Security Trustee and/or any Warrantholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Warrant Trust Deed or the Warrants or any other judgment or order. Any such Loss as referred to in sub-clause 10.1.6 (Indemnity) shall be deemed to constitute a Loss suffered by the Warrant Trustee, the Security Trustee and the Warrantholders and no proof or evidence of any actual Loss shall be required by the Issuer or a Subsidiary Guarantor or their respective liquidator or liquidators.

10.4.2	Any indemnity in this Warrant Trust Deed and the provisions of Clause 10.5 (Special Damages and Consequential Loss) will survive the redemption or maturity of the Warrants, the termination of this Warrant Trust Deed and the termination of the appointment of the Warrant Trustee or the Security Trustee.

10.5	Special Damages and Consequential Loss

Notwithstanding any other term or provision of this Warrant Trust Deed to the contrary, neither the Warrant Trustee nor the Security Trustee shall be liable under any circumstances for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), whether or not foreseeable, even if the Warrant Trustee or the Security Trustee, as the case may be, is actually aware of or has been advised of the likelihood of such loss or damage and regardless of whether the claim for loss or damage is made in negligence, for breach of contract, breach of trust, breach of fiduciary obligation or otherwise. The provisions of this Clause shall survive the termination or expiry of this Warrant Trust Deed or the resignation or removal of the Warrant Trustee.

11.	APPOINTMENT AND RETIREMENT

11.1	Appointment of Warrant Trustees and Security Trustees

The power of appointing new Warrant Trustees and new Security Trustees of this Warrant Trust Deed shall be vested in the Issuer but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution. A trust corporation may be appointed sole Warrant Trustee or Security Trustee hereof. Any appointment of a new Warrant Trustee or Security Trustee hereof shall as soon as practicable thereafter be notified by the Issuer to the Warrant Agents and to the Warrantholders. The Warrantholders shall together have the power, exercisable by Extraordinary Resolution, to remove any Warrant Trustee, Security Trustee, Warrant Trustees or Security Trustees for the time being hereof. The Issuer may remove any Warrant Trustee or Security Trustee if (A) the trustee is adjudged a bankrupt or an insolvent; (B) a receiver or other public officer takes charge of the trustee or its property; or (C) the trustee becomes incapable of acting. The removal of any Warrant Trustee or Security Trustee shall not become effective unless there remains a Warrant Trustee or, as the case may be, Security Trustee hereof (being a trust corporation) in office after such removal.

11.2	Co-Warrant Trustees and Co-Security Trustees

Notwithstanding the provisions of Clause 11.1 (Appointment of Warrant Trustees or Security Trustees), the Warrant Trustee may, upon giving prior notice to the Issuer and each Subsidiary Guarantor but without the consent of the Issuer or any Subsidiary Guarantor or the Warrantholders, appoint any person established or resident in any jurisdiction (whether a trust corporation or not) to act either as a separate Warrant Trustee or Security Trustee or as a co-Warrant Trustee jointly with the Warrant Trustee or the Security Trustee:

11.2.1	if the Warrant Trustee or the Security Trustee considers such appointment to be in the interests of the Warrantholders; or

11.2.2	for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts are to be performed; or

11.2.3	for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction either of a judgment already obtained or of this Warrant Trust Deed.

11.3	Attorneys

The Issuer and each Subsidiary Guarantor hereby irrevocably appoints the Warrant Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of this Warrant Trust Deed) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Warrant Trustee by this Warrant Trust Deed) and such duties and obligations as shall be conferred on such person or imposed by the instrument of appointment. The Warrant Trustee shall have power in like manner to remove any such person. Such proper remuneration as the Warrant Trustee may pay to any such person, together with any attributable costs, charges and expenses properly incurred by it in performing its function as such separate Warrant Trustee or co-Warrant Trustee, shall for the purposes of this Warrant Trust Deed be treated as costs, charges and expenses incurred by the Warrant Trustee.

11.4	Retirement of Warrant Trustees

The Warrant Trustee may retire at any time on giving not less than 45 days prior written notice to the Issuer without assigning any reason and without being responsible for any costs, charges and expenses occasioned by such retirement. The Issuer hereby covenants that in the event of the Warrant Trustee giving notice under this Clause 11.4 (Retirement of Warrant Trustees) it shall use its best endeavours to procure a new trustee to be appointed and if the Issuer has not procured the appointment of a new trustee within 30 days of the expiry of such written notice, the Warrant Trustee shall petition any court of competent jurisdiction for its resignation provided that it has notified the Issuer prior to it doing so. If such petition is granted, the Warrant Trustee shall notify all transaction parties in writing of its resignation.

11.5	Competence of a majority of Warrant Trustees

Whenever there shall be more than two Warrant Trustees hereof the majority of such Warrant Trustees shall (provided such majority includes a trust corporation) be competent to execute and exercise all the trusts, powers, authorities and discretions vested by this Warrant Trust Deed in the Warrant Trustee generally.

11.6	Powers additional

The powers conferred by this Warrant Trust Deed upon the Warrant Trustee shall be in addition to any powers which may from time to time be vested in it by general law or as the holder of any of the Warrants.

11.7	Merger

Any corporation into which the Warrant Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Warrant Trustee, shall be the successor of the Warrant Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Clause, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

12.	NOTICES

12.1	Addresses for notices

All notices and other communications hereunder shall be made in writing and in English (by letter, telex or fax) and shall be sent as follows:

12.1.1	Issuer: If to the Issuer, to it at:

China Time Share Media Co. Ltd

Dayu Building

No. 312 Long Zhua Shu, Xiao Hong Men

Chaoyang District,

Beijing 100078,

China

Fax: +86 10 8769 5795

Attention: Mr. He Ji Lun

12.1.2	Warrant Trustee: if to the Warrant Trustee, to it at:

The Hongkong and Shanghai Banking Corporation

Limited Level 30, HSBC Main Building

1 Queen’s Road Central

Hong Kong

Fax: +852 2801 5586

Attention: Corporate Trust and Loan Agency

12.1.3	Security Trustee: if to the Security Trustee, to it at:

The Hongkong and Shanghai Banking Corporation Limited

Level 30, HSBC Main Building

1 Queen’s Road Central

Hong Kong

Fax: +852 2801 5586

Attention: Corporate Trust and Loan Agency

12.2	Effectiveness

Every notice or other communication sent in accordance with Clause 12.1 shall be effective as follows:

12.2.1	Letter or fax: if sent by letter, it shall be deemed to have been delivered 7 days after the time of despatch and if sent by fax it shall be deemed to have been delivered at the time of despatch; and

12.2.2	Telex: if sent by telex, upon receipt by the sender of the addressee’s answerback at the end of transmission;

provided that any such notice or other communication which would otherwise take effect after 4.00 p.m. on any particular day shall not take effect until 10.00 a.m. on the immediately succeeding business day in the place of the addressee.

13.	LAW AND JURISDICTION

13.1	Governing law

This Warrant Trust Deed and the Warrants are governed by, and shall be construed in accordance with, English law.

13.2	English courts

The courts of England have exclusive jurisdiction to settle any dispute (a “Dispute”), arising from or connected with this Warrant Trust Deed or the Warrants (including a dispute regarding the existence, validity or termination of this Warrant Trust Deed or the Warrants).

13.3	Appropriate forum

The parties agree that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.

13.4	Rights of the Warrant Trustee, the Security Trustee and Warrantholders to take proceedings outside England

Clause 13.2 (English courts) is for the benefit of the Warrant Trustee, the Security Trustee and the Warrantholders only. As a result, nothing in this Clause 13 (Law and jurisdiction) prevents the Warrant Trustee, the Security Trustee or any of the Warrantholders from taking proceedings relating to a Dispute (“Proceedings”) in any other courts with jurisdiction. To the extent allowed by law, the Warrant Trustee, the Security Trustee or any of the Warrantholders may take concurrent Proceedings in any number of jurisdictions.

13.5	Process agent

The Issuer and each Subsidiary Guarantor agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it by being delivered to CECP Investment Advisors Ltd at Lansdowne House, 57 Berkeley Square, London W1J 6ER, United Kingdom (Attention: Heather Mitchell, Legal Counsel) or, if different, its registered office for the time being or at any address of the Issuer in Great Britain at which process may be served on it in accordance with Part XXIII of the Companies Act 1985. If such person is not or ceases to be effectively appointed to accept service of process on behalf of the Issuer, the Issuer shall (a) give written notice of the termination of the acceptance of service of process on behalf of the Issuer to the Warrant Trustee within 10 days of such termination, (b) appoint a further person in England to accept service of process on its behalf within 20 days of such termination and (c) give written notice of the appointment of a replacement process agent to the Warrant Trustee within 5 days of such appointment. Failing such appointment within 20 days of receipt of written notice from the Issuer of such termination, the Warrant Trustee shall be entitled (but not obliged) to appoint such a person by written notice addressed to the Issuer and delivered to the Issuer. Nothing in this paragraph shall affect the right of the Warrant Trustee or any of the Warrantholders to serve process in any other manner permitted by law. This clause applies to Proceedings in England and to Proceedings elsewhere.

14.	SEVERABILITY

In case any provision in or obligation under this Warrant Trust Deed shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

15.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

Save in relation to Clause 5.2 (Warrantholders), no person shall have any right to enforce any provision of this Warrant Trust Deed under the Contracts (Rights of Third Parties) Act 1999.

16.	COUNTERPARTS

This Warrant Trust Deed may be executed in any number of counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF this Warrant Trust Deed has been executed as a deed by the parties hereto and is intended to be and is hereby delivered on the date first before written.

SCHEDULE 1

FORM OF GLOBAL WARRANT

ISIN:

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, THIS WARRANT MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCES. THIS WARRANT IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE FOLLOWING TERMS AND CONDITIONS AND A WARRANT TRUST DEED DATED AS OF [DATE], COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM THE WARRANT TRUSTEE OR ANY SUCCESSOR THERETO. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS NOT A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) OR (B) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501 (a)(l), (2), (3), OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”), (2) AGREES THAT IT WILL NOT WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT WITH RESPECT TO SUCH TRANSFER, RESELL OR OTHERWISE TRANSFER THIS WARRANT OR THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT EXCEPT (A) TO CHINA TIME SHARE MEDIA CO. LTD. (THE “ISSUER”) OR ITS AFFILIATES; (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE); (E) PURSUANT TO ANY AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (PROVIDED THAT AS A CONDITION TO THE REGISTRATION OF TRANSFER OF ANY WARRANTS OTHERWISE THAN AS DESCRIBED HEREIN, THE ISSUER OR THE WARRANT TRUSTEE MAY, IN CIRCUMSTANCES THAT ANY OF THEM DEEMS APPROPRIATE, REQUIRE EVIDENCE AS TO COMPLIANCE WITH ANY SUCH EXEMPTION); OR (F) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF THE REGULATION S UNDER THE SECURITIES ACT; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS WARRANT IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS WARRANT WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE WARRANT TRUSTEE. THE TERMS AND CONDITIONS CONTAINS A PROVISION REQUIRING THE WARRANT TRUSTEE, THE WARRANT REGISTRAR AND EACH AGENT TO REFUSE TO REGISTER ANY TRANSFER OF THIS WARRANT IN VIOLATION OF THE FOREGOING RESTRICTIONS.

CHINA TIME SHARE MEDIA CO. LTD

80 SECURED WARRANTS OF A FACE VALUE OF US$100,000 EACH

GLOBAL WARRANT CERTIFICATE

1.	INTRODUCTION

This Global Warrant Certificate is issued in respect of in aggregate 80 secured warrants of a face value of US$100,000 each (the “Warrants”) of China Time Share Media Co. Ltd (the “Issuer”). The Warrants are constituted by, are subject to, and have the benefit of, a warrant trust deed dated [•] 2007 (as amended or supplemented from time to time, the “Warrant Trust Deed”) between the Issuer, The Hongkong and Shanghai Banking Corporation Limited as warrant trustee (the “Warrant Trustee”, which expression includes all persons for the time being appointed trustee or trustees under the Warrant Trust Deed) and The Hongkong and Shanghai Banking Corporation Limited as security trustee (the “Security Trustee”, which expression includes all persons for the time being appointed trustee or trustees under the Warrant Trust Deed) and are the subject of a warrant agency agreement dated [•] 2007 (as amended or supplemented from time to time, the “Warrant Agency Agreement”) and made between the Issuer, The Hongkong and Shanghai Banking Corporation Limited as warrant registrar (the “Warrant Registrar”, which expression includes any successor warrant registrar appointed from time to time in connection with the Warrants), The Hongkong and Shanghai Banking Corporation Limited as principal warrant agent (the “Principal Warrant Agent”, which expression includes any successor principal warrant agent appointed from time to time in connection with the Warrants), the other warrant agents named therein (together with the Principal Warrant Agent, the “Warrant Agents”, which expression includes any successor or additional warrant agents appointed from time to time in connection with the Warrants) and the Warrant Trustee.

2.	REFERENCES TO CONDITIONS

Any reference herein to the “Conditions” is to the terms and conditions of the Warrants attached hereto and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof. Words and expressions defined in the Conditions shall have the same meanings when used in this Global Warrant Certificate.

3.	COVENANT

The Issuer has covenanted in the Warrant Trust Deed that each Warrantholder is entitled to exercise and enforce, in respect of each Warrant held by him, the rights and obligations attaching to such Warrant as set out in, and subject to, the Warrant Trust Deed and the Conditions.

4.	REGISTERED HOLDER

This is to certify that:

HSBC Nominees (Hong Kong) Limited

is the person registered in the warrant register maintained by the Warrant Registrar in relation to the Warrants (the “Warrant Register”) as the duly registered holder (the “Holder”) of:

80 (EIGHTY) SECURED WARRANTS OF

A FACE VALUE OF

US$100,000 (EIGHT MILLION UNITED STATES DOLLARS) EACH

in number of Warrants.

5.	EXCHANGE

This Global Warrant Certificate will become exchangeable, in whole but not in part only, for duly authenticated and completed individual warrant certificates (“Individual Warrant Certificates”) in substantially the form (subject to completion) set out in Schedule 3 (Form of Individual Warrant Certificate) to the Warrant Trust Deed if Euroclear Bank S.A./N.V. as operator of the Euroclear System (“Euroclear”) or Clearstream Banking, societe anonyme, Luxembourg (“Clearstream, Luxembourg”) is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business.

6.	DELIVERY OF INDIVIDUAL WARRANT CERTIFICATES

Whenever this Global Warrant Certificate is to be exchanged for Individual Warrant Certificates, such Individual Warrant Certificates shall be issued in an aggregate face value equal to the face value of this Global Warrant Certificate within five business days of the delivery, by or on behalf of the Holder, Euroclear and/or Clearstream, Luxembourg, to the Warrant Registrar of such information as is required to complete and deliver such Individual Warrant Certificates (including, without limitation, the names and addresses of the persons in whose names the Individual Warrant Certificates are to be registered and the face value of each such person’s holding) against the surrender of this Global Warrant Certificate at the Specified Office (as defined in the Warrant Agency Agreement) of the Warrant Registrar. Such exchange shall be effected in accordance with the provisions of the Warrant Agency Agreement and the regulations concerning the transfer and registration of Warrants scheduled thereto and, in particular, shall be effected without charge to any Holder, but against such indemnity as the Warrant Registrar may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such exchange. In this paragraph, “business day” means a day on which commercial banks are open for business (including dealings in foreign currencies) in the city in which the Warrant Registrar has its Specified Office.

7.	WRITING DOWN

On each occasion on which:

(b)	Individual Warrant Certificates are delivered;

(c)	Subscription Rights are exercised in accordance with Condition 5 (Subscription Right); or

(d)	Warrants represented by this Global Warrant Certificate are to be cancelled in accordance with Condition 10 (Purchase and Cancellation of Warrants),

the Issuer shall procure that (i) the face value of such Warrants that are delivered, in respect of which the Subscription Rights are exercised or that are cancelled and (ii) the remaining face value of this Global Warrant Certificate (which shall be the previous face value hereof less the aggregate of the amounts referred to in (i)) are noted in Schedule 1 (Delivery of Definitive Warrants and Cancellation of Warrants) hereto, whereupon the face value of this Global Warrant Certificate shall for all purposes be as most recently so noted.

8.	CONDITIONS APPLY

Save as otherwise provided herein and until this Global Warrant Certificate has been exchanged as provided herein or cancelled in accordance with the Warrant Agency Agreement, the Holder of this Global Warrant Certificate shall have the benefit of, and be subject to, the Conditions and, for the purposes of this Global Warrant Certificate, any reference in the Conditions to “Warrant Certificate” or “Warrant Certificates” shall, except where the context otherwise requires, be construed so as to include this Global Warrant Certificate.

9.	NOTICES

Notwithstanding Condition 13 (Notices), while all the Warrants are represented by this Global Warrant Certificate and this Global Warrant Certificate is deposited with a common depositary for Euroclear and Clearstream, Luxembourg, notices to Holders of Warrants represented by this Global Warrant Certificate may be given by delivery of the relevant notice to Euroclear and Clearstream, Luxembourg and, in any case, such notices shall be deemed to have been given to the Holders of Warrants represented by this Global Warrant Certificate in accordance with the Condition 13 (Notices) on the date of delivery to Euroclear and Clearstream, Luxembourg.

10.	DETERMINATION OF ENTITLEMENT

This Global Warrant Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Warrant Register.

11.	AUTHENTICATION

This Global Warrant Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of The Hongkong and Shanghai Banking Corporation Limited as warrant registrar.

12.	GOVERNING LAW

This Global Warrant Certificate is governed by, and shall be construed in accordance with, English law.

AS WITNESS the facsimile signature of a duly authorised person on behalf of the Issuer.

CHINA TIME SHARE MEDIA CO. LTD

By:
[signature]
(duly authorised)

ISSUED on [•] 2007

AUTHENTICATED for and on behalf of

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

as warrant registrar

without recourse, warranty or liability

By:
[manual signature]
(duly authorised)

SCHEDULE 1 TO GLOBAL WARRANT CERTIFICATE

DELIVERY OF INDIVIDUAL WARRANT CERTIFICATES AND CANCELLATION

OF WARRANTS

Date of delivery or cancellation	Aggregate face value of Individual Warrant Certificates then delivered	Aggregate face value of Warrants then cancelled	Remaining face value of this Global Warrant Certificate	Authorised signature

FORM OF TRANSFER

FOR VALUE RECEIVED                    , being the registered                                          holder of this Warrant Certificate, hereby transfers to                                      of                                          [insert number] warrant(s) in respect of a series of warrants comprising 80 secured warrants of a face value of US$100,000 each (the “Warrants”) of China Time Share Media Co. Ltd and irrevocably requests and authorises The Hongkong and Shanghai Banking Corporation Limited, in its capacity as warrant registrar in relation to the Warrants (or any successor to The Hongkong and Shanghai Banking Corporation Limited, in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated:

By:
(duly authorised)

Notes

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Warrant Certificate.

(a)	A representative of such registered holder should state the capacity in which he signs, e.g. executor.

(b)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Warrant Registrar may require.

[Attached to each Warrant Certificate:]

[Terms and Conditions as set out in Schedule 2 Part B]

[At the foot of the Terms and Conditions:]

WARRANT REGISTRAR

The Hongkong and Shanghai Banking Corporation Limited

Level 30, HSBC Main Building

1 Queen’s Road Central

Hong Kong

PRINCIPAL WARRANT AGENT & WARRANT AGENT

The Hongkong and Shanghai Banking Corporation Limited

Level 30, HSBC Main Building

1 Queen’s Road Central

Hong Kong

SCHEDULE 2 TO GLOBAL WARRANT

[Terms and Conditions of the Warrants]

SCHEDULE 3 TO GLOBAL WARRANT

[Form of Individual Warrant Certificate]

SCHEDULE 2

Part A

Form Of Individual Warrant Certificate

Serial Number:

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, THIS WARRANT MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCES. THIS WARRANT IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE FOLLOWING TERMS AND CONDITIONS AND A WARRANT TRUST DEED DATED AS OF [DATE], COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM THE WARRANT TRUSTEE OR ANY SUCCESSOR THERETO. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS NOT A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) OR (B) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501 (a)(l), (2), (3), OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”), (2) AGREES THAT IT WILL NOT WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT WITH RESPECT TO SUCH TRANSFER, RESELL OR OTHERWISE TRANSFER THIS WARRANT OR THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT EXCEPT (A) TO CHINA TIME SHARE MEDIA CO. LTD. (THE “ISSUER”) OR ITS AFFILIATES; (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE); (E) PURSUANT TO ANY AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (PROVIDED THAT AS A CONDITION TO THE REGISTRATION OF TRANSFER OF ANY WARRANTS OTHERWISE THAN AS DESCRIBED HEREIN, THE ISSUER OR THE WARRANT TRUSTEE MAY, IN CIRCUMSTANCES THAT ANY OF THEM DEEMS APPROPRIATE, REQUIRE EVIDENCE AS TO COMPLIANCE WITH ANY SUCH EXEMPTION); OR (F) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF THE REGULATION S UNDER THE SECURITIES ACT; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS WARRANT IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS WARRANT WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO

THE WARRANT TRUSTEE. THE TERMS AND CONDITIONS CONTAINS A PROVISION REQUIRING THE WARRANT TRUSTEE, THE WARRANT REGISTRAR AND EACH AGENT TO REFUSE TO REGISTER ANY TRANSFER OF THIS WARRANT IN VIOLATION OF THE FOREGOING RESTRICTIONS.

CHINA TIME SHARE MEDIA CO. LTD

80 SECURED WARRANTS OF A FACE VALUE OF US$100,000 EACH

INDIVIDUAL WARRANT CERTIFICATE

1.	INTRODUCTION

The Warrant(s) is/are part of a series of warrants comprising 80 secured warrants of a face value of US$100,000 each (the “Warrants”) of China Time Share Media Co. Ltd (the “Issuer”). The Warrants are constituted by, are subject to, and have the benefit of, a warrant trust deed dated [•] 2007 (as amended or supplemented from time to time, the “Warrant Trust Deed”) between the Issuer, The Hongkong and Shanghai Banking Corporation Limited as warrant trustee (the “Warrant Trustee”, which expression includes all persons for the time being appointed trustee or trustees under the Warrant Trust Deed) and The Hongkong and Shanghai Banking Corporation Limited as security trustee (the “Security Trustee”, which expression includes all persons for the time being appointed trustee or trustees under the Warrant Trust Deed) and are the subject of a warrant agency agreement dated [•] 2007 (as amended or supplemented from time to time, the “Warrant Agency Agreement”) and made between the Issuer, The Hongkong and Shanghai Banking Corporation Limited as warrant registrar (the “Warrant Registrar”, which expression includes any successor warrant registrar appointed from time to time in connection with the Warrants), The Hongkong and Shanghai Banking Corporation Limited as principal warrant agent (the “Principal Warrant Agent”, which expression includes any successor principal warrant agent appointed from time to time in connection with the Warrants), the other warrant agents named therein (together with the Principal Warrant Agent, the “Warrant Agents”, which expression includes any successor or additional warrant agents appointed from time to time in connection with the Warrants) and the Warrant Trustee.

2.	REFERENCES TO CONDITIONS

Any reference herein to the “Conditions” is to the terms and conditions of the Warrants attached hereto and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof. Words and expressions defined in the Conditions shall have the same meanings when used in this Warrant Certificate.

3.	REGISTERED HOLDER

This is to certify that:

of

is the person registered in the warrant register maintained by the Warrant Registrar in relation to the Warrants (the “Warrant Register”) as the duly registered holder or, if more than one person is so registered, the first-named of such persons (the “Holder”) of:

                                                  [insert number] Warrant(s).

4.	COVENANT

The Issuer has covenanted in the Warrant Trust Deed that each Holder is entitled to exercise and enforce, in respect of each Warrant held by him, the rights and obligations attaching to such Warrant as set out in, and subject to, the Warrant Trust Deed and the Conditions.

5.	DETERMINATION OF ENTITLEMENT

This Warrant Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Warrant Register.

This Warrant shall not be valid for any purpose until it has been authenticated for and on behalf of The Hongkong and Shanghai Banking Corporation Limited as warrant registrar.

AS WITNESS the manual or facsimile signature of a duly authorised person on behalf of the Issuer.

CHINA TIME SHARE MEDIA CO. LTD

By:
[manual or facsimile signature]
(duly authorised)

ISSUED as of

AUTHENTICATED for and on behalf of

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

as warrant registrar without recourse, warranty

or liability

By:
[manual signature]
(duly authorised)

FORM OF TRANSFER

FOR VALUE RECEIVED                                     , being the registered holder of this Warrant Certificate, hereby transfers to                                                           of                                                                               [insert number] warrant(s) in respect of a series of warrants comprising 80 secured warrants of a face value of US$100,000 each (the “Warrants”) of China Time Share Media Co. Ltd and irrevocably requests and authorises The Hongkong and Shanghai Banking Corporation Limited, in its capacity as warrant registrar in relation to the Warrants (or any successor to The Hongkong and Shanghai Banking Corporation Limited, in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

We, as transferor of the Warrants represented by this Warrant Certificate, hereby certify that such Warrants are being transferred in accordance with the transfer restrictions set forth Warrant Agency Agreement dated [•] and the Terms and Conditions of the Warrants and in accordance with the terms of any legend on this Warrant Certificate and that we are transferring such Warrants1:

1.	☐	to the Issuer or any of its affiliates; or

2.	☐	inside the United States to a qualified institutional buyer in compliance with Rule 144A under the United States Securities Act of 1933 (the “Securities Act”)); or

3.	☐	pursuant to an effective registration under the Securities Act; or

4.	☐	pursuant to an exemption from registration provided by Rule 144 under the Securities Act, if available; or

5.	☐	pursuant to any available exemption from the registration requirements under the Securities Act (provided that as a condition to the registration of transfer of any Warrants otherwise than as described herein, the Issuer or the Warrant Trustee may, in circumstances that any of them deems appropriate, require evidence as to compliance with any such exemption); or

6.	☐	in an offshore transaction ijn accordance with Rule 903 or 904 of the Regulation S under the Securities Act.

If none of the foregoing boxes is ticked, the Warrant Registrar shall not be obliged to register the transfer of the Warrants.

[1]	Tick one of the following boxes 1, 2, 3, 4, 5 or 6.

Dated:

By:
(duly authorised)

Notes

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Warrant Certificate.

(a)	A representative of such registered holder should state the capacity in which he signs, e.g. executor.

(b)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Warrant Registrar may require.

(c)	Any transfer of Warrants shall be integral numbers of Warrants and not in part.

[Attached to each Warrant Certificate:]

[Terms and Conditions as set out in Schedule 2 Part B]

[At the foot of the Terms and Conditions:]

WARRANT REGISTRAR

The Hongkong and Shanghai Banking Corporation Limited

Level 30, HSBC Main Building

1 Queen’s Road Central

Hong Kong

PRINCIPAL WARRANT AGENT & WARRANT AGENT

The Hongkong and Shanghai Banking Corporation Limited

Level 30, HSBC Main Building

1 Queen’s Road Central

Hong Kong

Part B

Terms And Conditions Of The Warrants

TERMS AND CONDITIONS OF THE WARRANTS

The following (subject to amendment and completion) is the text of the terms and conditions of the Warrants which (subject to modification and completion) will appear on the reverse of each of the individual certificates evidencing the Warrants:

The issue of 80 secured warrants of a face value of US$100,000 each (together, the “Warrants”) of China Time Share Media Co., Ltd. (the “Issuer”), a company incorporated in the Cayman Islands, was authorised by the resolution of the Issuer’s Board of Directors passed on 17 December 2007. The Warrants are constituted by a trust deed (as amended and/or supplemented from time to time, the “Warrant Trust Deed”) dated 19 December 2007 (the “Issue Date”) and made between the Issuer and The Hongkong and Shanghai Banking Corporation Limited as Warrant Trustee for holders of the Warrants (the “Warrant Trustee”, which term shall, where the context so permits, include all other persons or companies for the time being acting as Warrant Trustee or Warrant Trustees under the Warrant Trust Deed) and are subject to the warrant agency agreement (as amended and/or supplemented from time to time, the “Warrant Agency Agreement”) between the Warrant Trustee, The Hongkong and Shanghai Banking Corporation Limited as principal warrant agent (together with its successors, the “Principal Warrant Agent”), The Hongkong and Shanghai Banking Corporation Limited as warrant registrar (together with its successors, the “Warrant Registrar”) and the other warrant transfer agents appointed under it (together with its successors, a “Warrant Transfer Agent” and, together with the Principal Warrant Agent and their respective successors, the “Warrant Agents”) relating to the Warrants. References to the “Principal Warrant Agent”, the “Warrant Registrar” and “Warrant Agents” below are references to the principal warrant agent, warrant registrar and warrant agents for the time being for the Warrants. The statements in these conditions (the “Conditions”) include summaries of, and are subject to, the detailed provisions of the Warrant Trust Deed. Unless otherwise defined in these Conditions, terms used in these Conditions have the meanings specified in the Warrant Trust Deed and the Note Conditions (as defined in Condition 17). Copies of the Warrant Trust Deed and of the Warrant Agency Agreement are available for inspection during office hours at the office of the Warrant Trustee being at the date hereof at Level 30, HSBC Main Building, 1 Queen’s Road Central, Hong Kong. The Warrantholders are bound by, and are deemed to have notice of, all the provisions of the Warrant Trust Deed and the Warrant Agency Agreement applicable to them. In conjunction with the issue of the Warrants, the Issuer has authorised and separately issued US$20,000,000 in aggregate principal amount of secured convertible notes (the “Notes”).

1.	Form and Denomination

Each Warrant is issued in registered form of a face value of US$100,000 (each, an “Authorised Holding” or a “Denominated Amount”). A warrant certificate (each a “Warrant Certificate”) will be issued to each Warrantholder in respect of its registered holding of Warrants. Each Warrant and each Warrant Certificate will be numbered serially with an identifying number which will be recorded on the relevant Warrant Certificate and in the register of Warrantholders which the Issuer will procure to be kept by the Warrant Registrar.

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2.	Warrant Register, Title and Transfers

2.1	Warrant Register

The Warrant Registrar will maintain a register outside the United Kingdom (the “Warrant Register”) in respect of the Warrants in accordance with the provisions of the Warrant Agency Agreement. In these Conditions, the holder of a Warrant means the person in whose name such Warrant is for the time being registered in the Warrant Register (or, in the case of a joint holding, the first named thereof) and “Warrantholder” shall be construed accordingly.

2.2	Title

The holder of each Warrant shall (except as otherwise required by law) be treated as the absolute: owner of such Warrant for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing on the Warrant Certificate relating thereto (other than the endorsed form of transfer) or the loss or theft of such Warrant Certificate) and no person shall be liable for so treating such holder. Title to the Warrants passes only by transfer and registration in the Warrant Register as described in Conditions 2.3 and 2.4.

2.3	Transfers

Subject to Condition 2.6, a Warrant may be transferred upon surrender of the Warrant Certificate: issued in respect of that Warrant, with the endorsed form of transfer duly completed and signed by the holder or his attorney duly authorised in writing, at the Specified Office of the Warrant Registrar or any Warrant Agent, together with such evidence as the Warrant Registrar or (as the case may be) such Warrant Agent may reasonably require to prove the title of the transferor and the authority of the individuals who have executed the form of transfer; provided, however, that a Warrant may not be transferred unless the face value of Warrants transferred and (where not all of the Warrants held by a holder are being transferred) the face value of the balance of Warrants no: transferred are Authorised Holdings. Where not all the Warrants represented by the surrendered Warrant Certificate are the subject of the transfer, a new Warrant Certificate in respect of the balance of the Warrants will be issued to the transferor.

2.4	Registration and delivery of Warrant Certificates

Within five Warrant Registrar Business Days of the surrender of a Warrant Certificate in accordance with Condition 2.3, the Warrant Registrar will register the transfer in question and deliver a new Warrant Certificate of a like face value to the Warrants transferred to each relevant holder at its Specified Office or (as the case may be) the Specified Office of any Warrant Agent or (at the expense of the Issuer and the request and risk of any such relevant holder) by uninsured first class mail (airmail if overseas) to the address specified for the purpose by such relevant holder. In this Condition 2.4, “Warrant Registrar Business Day” means a day on which commercial banks; are open for general business (including dealings in foreign currencies) in the city where the Registrar or (as the case may be) the relevant Warrant Agent has its Specified Office.

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2.5	No charge

The transfer of a Warrant will be effected without charge by or on behalf of the Issuer, the Warrant Registrar or any Warrant Agent but against such indemnity as the Warrant Registrar or (as the case may be) such Warrant Agent may require in respect of any tax or other duty or governmental charges of whatsoever nature which may be levied or imposed in connection with such transfer.

2.6	Regulations concerning transfers and registration

All transfers of Warrants and entries on the Warrant Register are subject to the detailed regulations concerning the transfer of Warrants scheduled to the Warrant Agency Agreement. The regulations may be changed by the Issuer with the prior written approval of the Warrant Trustee and the Warrant Registrar. A copy of the current regulations will be mailed (at the expense of the Issuer but free of charge to the holder) by the Warrant Registrar to any Warrantholder who requests in writing a copy of such regulations.

2.7	Transfer Restrictions

(a)	No Warrantholder may transfer any Warrant or any part thereof to any competitor of the Issuer engaged in the Business in the PRC; provided that such Warrantholder may transfer Warrants to one or more financial institutions or investment companies that invest in but do not control such competitors.

(b)	No Warrantholder may transfer any Warrant or any part thereof (i) to any Person other than a “qualified institutional buyer” (as defined in Rule 144A under the United States Securities Act of 1933, as amended) or (ii) except in accordance with Rule 903 or 904 of the Regulation S under the United States Securities Act of 1933, as amended.

(c)	No holder of the Warrants may transfer any Warrant or any part thereof to any Person except in compliance with the laws and regulation and stock exchange rales of all relevant jurisdictions (including the PRC and the jurisdiction where the Stock Exchange is located).

(d)	None of the Warrant Trustee and the Agents is required to monitor the transfer of Warrants under Condition 2.7.

3.	Security

3.1	The payment obligations and the performance of all of the obligations of the Issuer under the Notes, the Warrants and the Issue Documents to which it is a party are secured rateably and on a pari passu basis by the security interests pursuant to the first priority share mortgage (the “Share Mortgage”) entered into between Insighting Holdings Limited (as mortgagor) and the Security Trustee in relation to 15.00 per cent. of the issued share capital of the Issuer. The Share Mortgage is governed by the laws of the Cayman Islands. The Share Mortgage, together with any additional security which may be granted pursuant to this Condition and Condition 4.2 of the Notes, are together referred to as the “Security”.

3.2	In the event of any non-payment of any sum due and payable under the Warrants or the non-performance of any of the Issuer’s

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obligations under the Warrants or if there has been an Event of Default (as defined in the Notes Conditions) or in any other event where the Security becomes enforceable, the Security Trustee may, in accordance with the provisions of the Warrant Trust Deed and the Security, enforce the Security (including, without limitation, by taking possession or disposing of or realising the shares of the Issuer in addition to, or in lieu of taking such other action as may be permitted against the Issuer). The Security Trustee shall not be bound to take any such proceedings or action, unless it is indemnified and/or receives security to its satisfaction.

The Security Trustee is the security trustee in respect of the Security, holding such Security for the benefit of the holders of the Notes and holders of the Warrants on a pari passu basis. The sharing arrangement in respect of the Security between the holders of the Notes and the holders of the Warrants is set out in the Share Mortgage. Under the terms of the Share Mortgage, any enforcement of the Security by the Security Trustee or the holders of the Notes will automatically result in enforcement of the Security on behalf of holders of the Warrants, on a pari passu basis. After the enforcement of the Security, the proceeds will be applied and paid to the holders of the Warrants and to the holders of the Notes in accordance with the provisions of the Note Trust Deed and the Share Mortgage.

3.3	Save as provided under Condition 3.1, the Security shall be discharged as soon as reasonably practicable upon the earlier of:

3.3.1	the IPO Closing Date; and

3.3.2	the date on which (i) all of the Notes have been redeemed or converted in full, (ii) all of the Warrants have been exercised in full, and (iii) the Issuer and all outstanding obligations of the Controlling Shareholders under the Notes, the Warrants and the Issue Documents have been fully discharged.

The Issuer shall promptly notify the Warrant Trustee in writing of any discharge pursuant to this Condition 3.3.

3.4	In the event that no IPO has occurred and there are no Notes outstanding, for as long as any Warrant remains unexercised (as defined in Condition 17), the Security shall, in accordance with the terms of the Share Mortgage, be partially released to the extent that the security interests thereunder are reduced to 3.00 per cent. of the issued share capital of the Issuer.

4.	Undertakings

The Issuer undertakes that, for so long as any Warrant remains unexercised, save with the approval of an Extraordinary Resolution of the Warrantholders:

(i)

it will use its best endeavours (a) to obtain an IPO on the Stock Exchange with a IPO Closing Date which is on or before 31 December 2008, (b) in respect of listing on a Stock Exchange not situated in the United States or governed by United States securities laws, to obtain and maintain a listing for all the Shares after an IPO and for all the Shares issued, delivered or transferred pursuant to the exercise of the Subscription Right on the Stock Exchange and will forthwith give notice to Warrant Trustee (and the Warrantholders in accordance with Condition 13) of such IPO and

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any such listing or delisting of the Shares (as a class) by the Stock Exchange, and (c) in respect of listing on a Stock Exchange situated in the United States or governed by United States securities laws, to provide the Warrantholders the benefit of registration rights in respect of a listing of such nature as set out in the Rights Agreement;

(ii)	it will ensure that the Security and the security interest it has created will thereafter always perfected, of first priority and in full force and effect in favour of the Security Trustee for the benefit of the Noteholders and the holders of the Warrants and, save in accordance with the Share Mortgage, will not create and allow any other or additional security interest to be created in respect of the Shares subject to the Share Mortgage in favour of any person other than the Security Trustee for the benefit of the Noteholders and the holders of the Warrants;

(iii)	after the IPO, it will not, and ensure that none of Carlyle and the Controlling Shareholders will, directly or indirectly, effect transactions with a view of manipulating or adjusting the price of Shares in violation of the laws and regulations and rules of the relevant Stock Exchange and the Regulatory Authority;

(iv)	it will not make any reduction of its ordinary share capital or any uncalled liability in respect thereof or of any share premium account or capital redemption reserve fund (except, in each case, as required by law);

(v)	from the Issue Date to the earlier of the expiry date of the Warrants and the Trading Day immediately before the IPO Closing Date, it shall hold (directly, or indirectly through any wholly-owned subsidiaries) and continue to hold (directly, or indirectly through any wholly-owned subsidiaries) not less than 100 per cent. of the issued and paid-up capital of Chengdu WFOE and Xi’an WFOE;

(vi)	it will not, and will not permit any Subsidiary to, carry on any business activity other than the Business, provided that the Issuer and its Subsidiaries may own Capital Stock of a Person that is engaged in a business other than the Business;

(vii)	prior to an IPO, it will provide to the Warrant Trustee and the Warrantholders (i) the consolidated annual accounts of the Group audited by the Auditors in accordance with GAAP as soon as they are available but, in any event, within 90 days from the end of each financial year and (ii) the unaudited unreviewed management accounts of the Group for each of the first three quarters of each financial year within 45 days from the end of such quarter, and will promptly notify the Warrant Trustee (and the Warrantholders in accordance with Condition 13) if any event occurs or condition exists that is likely to materially adversely affect its financial condition, cash flow or results of operations;

(viii)	subject to the requirements of applicable laws and regulations and the rules of the Stock Exchange, it will at all times following the IPO Closing Date deliver by mail to the Warrant Trustee and the Warrantholders material information provided to all of its shareholders (including but not limited to details of material contracts, acquisitions or disposals of assets and project progress updates);

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(ix)	it will provide to the Warrant Trustee and the Warrantholders a certificate duly signed by its Chairman or Chief Executive Officer (or the equivalent) and its Chief Financial Officer (or the equivalent) dated the date of the delivery confirming (if true) its due compliance with these Conditions (i) prior to the completion of the IPO, during the first 15 days of March, June, September and December of each year and (ii) following the completion of the IPO, on the anniversary of the IPO Closing Date, in each case in accordance with Condition 13;

(x)	it will, during the process of effecting the IPO and after the completion of the IPO, comply with all the rules, regulations and requirements of the relevant Stock Exchange;

(xi)	it will have available, free from any pre-emptive or similar rights, out of the Issuer’s authorised but unissued ordinary share capital the full number of Shares to be converted on the exercise of the Subscription Right or the Mandatory Exercise (as defined in Condition 5.2 and will ensure that all Shares delivered upon such exercise of the Subscription Right or the Mandatory Exercise will be duly and validly issued as fully-paid;

(xii)	it will not, by way of action or inaction, allow the Security to be adversely affected and shall take all necessary steps and actions that may be required to perfect the Security;

(xiii)	in respect of a listing on a Stock Exchange not located in the United States or governed by the United States securities laws, it will, in accordance with the terms of the Rights Agreement and upon request by the Warrantholders, use its best endeavours to ensure that the Shares transferred or delivered to the Warrantholders upon the exercise of the Subscription Right will be offered as part of the IPO and will be freely tradeable on the Stock Exchange, as from the IPO Closing Date, subject to any lock-up period imposed by the Stock Exchange;

(xiv)	in respect of a listing on a Stock Exchange located in the United States or governed by the United States securities laws, it will, in accordance with the terms of the Rights Agreement and upon request by the Warrantholders, effect the registration under the United States securities laws of all Shares issued, transferred or delivered to the Warrantholders upon the exercise of the Subscription Right, subject to any lock-up period imposed by the Stock Exchange;

(xv)	it will procure that (a) Chengdu WFOE is a party to the Material Contracts, (b) Chengdu WFOE is not in breach of any material provision of the Material Contracts, (c) none of the Material Contracts ceases to be legally valid, binding and effective in accordance with its terms, and (d) none of title Material Contracts is terminated, amended, supplemented or modified without the prior written consent of the Warrant Trustee (acting on the instructions of the Warrantholders);

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(xvi)	it will ensure that none of the memorandum of association, articles of association and by-laws of the Issuer or its Subsidiaries is amended, repealed or altered without the prior written consent of the Warrant Trustee (acting on the instructions of the Warrantholders) if such amendments, repeals or alterations have an adverse impact on (i) the Security, (ii) the value thereof, (iii) the ability of the Warrant Secured Parties to release the Security or (iv) or the rights of the Warrantholders;

(xvii)	it will notify the Warrant Trustee (and the Warrantholders in accordance with Condition 13) within five Trading Days of the IPO the commencement of the Warrant Exercise Period; and

(xviii)	it will appoint any of Deloitte, Ernst & Young, KPMG and PricewaterhouseCoopers and their respective successors to be its Auditor.

5.	Subscription Right

5.1	Optional Exercise: The holder for the time being of each Warrant will have the right (the “Subscription Right”), by way of exercise of such Warrant (in whole or in part), to subscribe, in the manner set forth in Condition 5.3 and otherwise upon the terms of and subject to the Conditions set out below, for a number of fully-paid and non-assessable Shares (the “Warrant Shares”) in the following circumstances:

(i)	if an IPO has occurred on or before 31 December 2008, at any time during the Warrant Exercise Period and the number of Warrant Shares subscribed will be equal to (x) the Denominated Amount of such Warrant divided by (y) the Warrant Exercise Price;

(ii)	if an IPO has occurred after 31 December 2008 but on or before the fourth anniversary of the Issue Date, at any time during the Warrant Exercise Period, and the number of Warrant Shares subscribed will be equal to (x) 125 per cent. of the Denominated Amount of such Warrant divided by (y) the Warrant Exercise Price; and

(iii)	if there is no IPO on or before the third anniversary of the Issue Date, at any time between the third anniversary and the fourth anniversary of the Issue Date, and the number of Warrant Shares subscribed will be equal to (x) 125 per cent. of the Denominated Amount of such Warrant divided by (y) the No IPO Exercise Price.

For these purposes:

“IPO Price” means the price per Share at which Shares are issued and offered to the public under the IPO.

“No IPO Exercise Price” means, as of any date, the amount calculated in accordance with the following formula:

(a)	the product of (A) 15 and (B) the Issuer’s net income for the 2010 financial year as determined by the Auditors in accordance with GAAP consistently applied; divided by

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(b)	the aggregate number of Shares outstanding as of such date,

provided that in no event shall the No IPO Exercise Price be lower than US$0.30 per Share.

“Trading Day” means a day when the Stock Exchange is open for dealing or trading business, provided that, if no average closing market price is reported in respect of the relevant Shares on the Stock Exchange for one or more dealing or trading days, such day or days will be disregarded in any relevant calculation and shall be deemed not to have existed when ascertaining any period of dealing or trading days.

“Warrant Exercise Period” or “Subscription Period” means the period commencing on (and including) the 10th Trading Day after IPO Closing Date and expiring on and including the date which is 42 months after such date.

“Warrant Exercise Price” means 70 per cent. of the IPO Price provided that if prior to the date falling seven Trading Days before the end of the Warrant Exercise Period, the price per Share on the Stock Exchange has never reached 135 per cent. of the IPO Price, the Warrant Exercise Price effective from such date will be 60 per cent. of the IPO Price; provided further that in no event shall the Warrant Exercise Price be lower than US$0.30 per Share.

5.2

Mandatory exercise: If, at any time after the first year following the expiry of the lock-up period imposed to any Shares in relation to an IPO, over any period of 20 consecutive Trading Days, the Volume Weighted Average Price for Shares each day during such period is at least 150 per cent. of the IPO Price (a “VWAP Event”), then each Warrant shall at the option of the Issuer, subject to Condition 5.3, be mandatorily exercised within five Trading Days of serving the Mandatory Exercise Notice (as defined below) (the “Mandatory Exercise”) pursuant to which all the unexercised Warrants shall be cancelled and each holder of any Warrant unexercised on such 20th Trading Day shall be entitled to receive a number of Shares equal to (x) the Denominated Amount of such Warrant or, if such IPO has occurred after 31 December 2008, 125 per cent. of the Denominated Amount of such Warrant divided by (y) 70 per cent. of the IPO price. In order to exercise that option, the Issuer shall within three Trading Days after such 20th Trading Day, give irrevocable written notice (the “Mandatory Exercise Notice”) to the Warrant Trustee (and the Warrantholders in accordance with Condition 13) stating:

5.2.1	the VWAP Event and the Volume Weighted Average Price for each of those 20 Trading Days;

5.2.2	the date of the Mandatory Exercise; and

5.2.3	the number of Shares that each Warrantholder shall receive,

together with a certificate by the board of directors of the Issuer enclosing evidence satisfactory to the Warrant Trustee that the VWAP Event has occurred and the number of Shares to be issued and allotted.

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5.3	Disposition of the Warrant Shares: The Issuer shall, in accordance with the terms of the Rights Agreement, assist holders of the Warrant Shares in their disposition of such Warrant Shares including effecting the registration of such Warrant Shares so long as such disposition does not violate the laws and regulations and rules of the relevant Stock Exchange.

6.	Procedure for Exercise of Warrants

6.1	In order to exercise one or more Warrant(s) pursuant to these Conditions, the Warrantholders must fulfil the following conditions precedent (the “Deposit Conditions”):

(i)	the deposit at its own expense during normal business hours of the relevant Warrant Certificate(s) at any specified office of any Warrant Agent, together with a copy of a notice of exercise in respect thereof (the “Exercise Notice”) in the form (for the time being current) obtainable from any Warrant Agent duly completed and signed by or on behalf of the Warrantholder, which notice must either (a) include a certificate to the effect that holder and the beneficial owner of each Warrant being exercised, for as long as the Shares are not registered pursuant to the United States Securities Act of 1933, as amended (the “Securities Act”) (x) are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and do not, and the beneficial owner of each Share to be issued on such exercise will not, except as permitted by Rule 144A under the Securities Act, directly or indirectly transfer the Shares in relation to the exercise of such Warrant, to any Person who is not a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or (y) does not, and the beneficial owner of each Share to be issued on such exercise will not, except as permitted by the “offshore transactions requirement” of Regulation S under the Securities Act, directly or indirectly offer, sell or deliver it in the United States, or to a U.S. person, or (b) be accompanied by evidence satisfactory to the Issuer (including, if the Issuer shall so request, an Opinion of Counsel and an investment letter) that an exemption from the Securities Act and any applicable State Blue Sky law is available in respect of the distribution of the Shares to be issued on such exercise; and

(ii)	compliance with any exchange control, fiscal or other laws or regulations applicable to the exercise of such Warrant(s) in such place.

Once the Deposit Conditions have been fulfilled, neither the relevant Warrant(s) nor the relevant Exercise Notice may be withdrawn from deposit without the consent in writing of the Issuer, but the relevant Warrant(s) shall not be cancelled before the Subscription Date. The day (in the country in which the relevant Warrant(s) is or are deposited for exercise) on which the Deposit Conditions are fulfilled, or (if fulfilled on different days) on which the last of the Deposit Conditions is fulfilled, is referred to in these Conditions as the “Deposit Date” applicable to such Warrant(s). None of the Warrant Trustee and the Warrant Agents is required to monitor the transfer of Warrants under Condition 6.1.

6.2	The relevant Warrant(s) shall be treated as exercised at the close of banking business in the Cayman Islands on the Subscription Date. The “Subscription Date” means the business day in the Cayman Islands (being a day falling within the Subscription Period) immediately following the Deposit Date.

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For this purpose, “business day in the Cayman Islands” means a day on which banks are open for business and foreign exchange dealings may be transacted in the Cayman Islands.

6.3	The Shares to be issued in respect of any Warrant(s) shall be deemed to have been issued at the close of banking business on the relevant Subscription Date or the Mandatory Exercise Date (as the case may be) and each Warrantholder receiving any of such Shares shall be deemed to have become the holder of record of such Shares at the close of banking business in the Cayman Islands on such Subscription Date or the Mandatory Exercise Date (as the case may be) of the number of Shares to which the exercising Warrantholder is entitled upon exercise of the relevant Warrant(s) (disregarding any fraction of a Share resulting from such exercise, except as mentioned in Condition 9.2).

6.4	The Issuer will pay all cost and expenses, including all stamp, issue, registration, securities transaction or other similar taxes or duties (if any) arising on the exercise of the Warrants, the issue of Shares or the delivery of certificates therefor on exercise of Warrant(s) directly to the relevant authorities and all (if any) charges of the Warrant Agent in connection therewith.

6.5	The Issuer will, according to the request made in the relevant Exercise Notice, within 10 days after the Subscription Date, (i) register each exercising Warrantholder or its nominee as holder of the relevant number of Shares in the Issuer’s shareholders’ register, and (ii) after an IPO, cause such Shares to be newly listed on the Stock Exchange for trading.

7.	Shares Issued upon Exercise of Warrants

All Shares issued upon exercise of Warrants shall be fully-paid and non-assessable and shall, subject to the proviso below, entitle the holders thereof to participate in full in all dividends and other distributions paid or made on the Shares the record date for which falls on or after the relevant Subscription Date. If the record date for the payment of any dividend or other distribution in respect of the Shares is on or after the Subscription Date in respect of any Warrant, but before the Registration Date, the Issuer will pay to the exercising Warrantholder or its designee an amount (the “Equivalent Amount”) in U.S. dollars equal to the Fair Market Value of any such dividend or distribution to which such exercising Warrantholder would have been entitled to had it on that record date been such a shareholder of record and will make the payment at the same time as it makes payment of the dividend or other distribution, or as soon as practicable thereafter, but, in any event, not later than seven days thereafter. The Equivalent Amount shall be paid by means of a U.S. dollar cheque drawn on a bank in New York and sent to the address specified in the relevant Exercise Notice.

For the purposes of these Conditions:

“Fair Market Value” means, with respect to any shares, assets, security, option, warrants or other right on any date, the fair market value of that share, asset, security, option, warrant or other right as determined by an independent investment bank of international repute (acting as an expert), selected by the Issuer and approved in writing by the Warrant Trustee; provided that (i) the fair market value of a cash dividend paid or to be paid per Share shall be the amount of such cash dividend per Share

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determined as at the date of announcement of such dividend; and (ii) where options, warrants or other rights are publicly traded in a market of adequate liquidity (as determined by such investment bank of international repute) the fair market value of such options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights during the period of five Trading Days on the relevant market immediately prior to the date on which the Fair Market Value is to be determined and, if no such period is available, the period of five trading days on the relevant market commencing on the first such trading day such options, warrants or other rights are publicly traded.

“Registration Date” means the relevant date when the exercising Warrantholder or its designee is registered in the Issuer’s register of members.

8.	Carlyle Drag-Along Right

If Carlyle exercises its drag-along right pursuant to section 4.6 of the Carlyle Rights Agreement to effect a Drag-Along Sale (as defined in the Carlyle Rights Agreement), each Warrantholder shall agree to such Drag-Along Sale and shall transfer its Warrants as required to effect the Drag-Along Sale so long as the price to be received by such Warrantholder for its Warrants is not lower than the fair market value of such Warrants as determined by an independent investment bank of international repute.

9.	Fractions

9.1	No fractions of a Common Share will be issued (except as mentioned below) on exercise of any Warrant; provided that if more than one Warrant is exercised at the same time by the same Warrantholder then, for the purpose of determining the number of Shares issuable upon the exercise of such Warrants and whether any (and if so what) fraction of a Common Share arises, the Denominated Amounts of such Warrants will be aggregated.

9.2	Notwithstanding the foregoing, in the event of a consolidation or re-classification of Shares or non-voting Shares by operation of law or otherwise and of the Issuer being permitted by applicable law then in effect to issue fractions of Shares upon exercise of Warrants, the Issuer will upon exercise of Warrants issue such fractions of Shares to the extent permitted by such applicable law and will deliver a certificate or certificates therefor; provided that if Cayman law as then in effect affords to Warrantholders some alternative right or remedy as against the Issuer (whether arising or exercisable before or on or resulting from the exercise of Warrants), any Warrantholder may, by notice in writing to the Issuer, elect to have the benefit of or exercise such right or remedy in lieu of the issue of fractions of Shares and to receive the delivery of a certificate or certificates therefor as aforesaid.

10.	Purchase and Cancellation of Warrants

The Issuer may at any time and from time to time purchase Warrants at any price in the open market or otherwise. All Warrants which are purchased as aforesaid may, at the option of the Issuer, be held, resold or surrendered to any Warrant Agent for cancellation. All Warrants which are exercised or purchased and surrendered to any Warrant Agent for cancellation

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will forthwith be cancelled. All Warrants cancelled will be forwarded to or to the order of the Principal Warrant Agent and may not be reissued or resold. Any Warrants so purchased, while held by or on behalf of the Issuer, shall not entitle the holder to vote at any meeting of the Warrantholders or to provide any written resolutions in lieu of voting at any meeting of the Warrantholders and shall be deemed not to be unexercised for the purpose of calculating the quorum at any meeting of the Warrantholders or for the purposes of Condition 12.

11.	Replacement of Certificates

Should any Warrant be lost, stolen, destroyed, mutilated or defaced, it may be replaced at the specified office of any Warrant Agent upon payment by the claimant of the expenses incurred in connection therewith and on such terms as to evidence and indemnity (which may provide, inter alia, that if the allegedly lost, stolen or destroyed Warrant is subsequently exercised, there will be paid to the Issuer on demand the market value of the Warrant at the time of the replacement thereof) as the Issuer may reasonably require, but the Issuer will be under no obligation to replace any Warrant unless it is satisfied that such replacement would not contravene Cayman law or the Issuer’s Articles of Incorporation. Mutilated or defaced Warrants must be surrendered before replacements will be issued.

12.	Meetings of Warrantholders, Modification and Waiver

12.1	Meetings

The Warrant Trust Deed contains provisions for convening meetings of Warrantholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of the Warrants or the provisions of the Warrant Trust Deed. The quorum at any such meeting for passing an Extraordinary Resolution will be two or more persons holding or representing over 50 per cent. of the face value of the Warrants for the time being unexercised or, at any adjourned such meeting, two or more persons being or representing Warrantholders whatever the face value of the Warrants so held or represented unless the business of such meeting includes consideration of proposals, inter alia, (a) to modify the Subscription Period, (b) to change, amend or modify any covenants set out in Condition 4 (Undertakings), (c) to reduce or cancel the face value of any Warrants, (d) to effect the exchange, conversion or substitution of the Warrants for, or the conversion of the Warrants into, shares, bonds or other obligations or securities of the Issuer or any other person or body corporate formed or to be formed (other than as envisaged in these Conditions), (e) to modify any provision of the guarantee of the Warrants (other than as permitted under Clause 7.1 (Modification and Waiver) of the Warrant Trust Deed), (f) to release the Security (other than in accordance with Condition 3.3 or Condition 3.4) or amend, modify, waive or terminate any provision of the Security Document, (g) to change the quorum required at any Meeting or the majority required to pass an Extraordinary Resolution or to sign a Written Resolution or otherwise required in respect of any matter that is expressed under any Warrant Document as requiring the consent or instructions of the holders of at least 66 2/3 per cent. in aggregate face value of the unexercised Warrants, in which case the necessary quorum for passing an Extraordinary Resolution will be two or more persons holding

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or representing not less than 66 2/3 per cent., or at any adjourned such meeting, not less than 33 1/3 per cent., in face value of the unexercised Warrants for the time being. An Extraordinary Resolution passed at any meeting of Warrantholders will be binding on all Warrantholders, whether or not they are present at the meeting. The Warrant Trust Deed provides that a Written Resolution shall be as valid and effective as a duly passed Extraordinary Resolution.

12.2	Modification and Waiver

The Warrant Trustee or the Security Trustee only in respect of the Share Mortgage may agree, without the consent of the Warrantholders, to (a) any modification (except as mentioned in Condition 12.1 above) to, or the waiver or authorisation of any breach or proposed breach of, the Warrants, the Warrant Agency Agreement or the Warrant Trust Deed which, in the opinion of the Warrant Trustee, it may be proper to make provided that the Warrant Trustee is of the opinion that such modification, waiver or authorisation will not be materially prejudicial to the interests of the Warrantholders or (b) any modification to the Warrants, the Warrant Agency Agreement or the Warrant Trust Deed which, in the Warrant Trustee’s opinion, is of a formal, minor or technical nature or to correct a manifest error or to comply with mandatory provisions of law. Any such modification, waiver or authorisation will be binding on the Warrantholders and, unless the Warrant Trustee agrees otherwise, any such modifications will be notified by the Issuer to the Warrantholders as soon as practicable thereafter provided that the Warrant Trustee shall not exercise any powers conferred upon it by this Condition 12.2 in contravention of any express direction by an Extraordinary Resolution or of a request in writing made by the holders of not less than 66 2/3 per cent. in aggregate face value of the Warrants then unexercised (but so that no such direction or request shall affect any authorisation, waiver or determination previously given or made).

12.3	Interests of Warrantholders

In connection with the exercise of its functions (including, but not limited to, those in relation to any proposed modification, authorisation or waiver), the Warrant Trustee shall have regard to the interests of the Warrantholders as a class and shall not have regard to the consequences of such exercise for individual Warrantholders and the Warrant Trustee shall not be entitled to require, nor shall any Warrantholder be entitled to claim, from the Issuer or the Warrant Trustee, any indemnification or payment in respect of any tax consequences of any such exercise upon individual Warrantholders.

12.4	Exercise of Discretion

Notwithstanding anything in the Warrant Trust Deed to the contrary, the Warrant Trustee shall not be obliged to exercise or consider exercising any discretion or consider making or make any determination (including, without limitation, any determination as to whether any fact or circumstance or activity or thing is material or substantial or complies with some such similar quantitative standard) or to consider taking or take any action whatsoever in connection with or under or pursuant to the Warrants unless directed to do so by the holders of not less than 66 2/3 per cent. in face value of the Warrants then unexercised

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or if so directed by an Extraordinary Resolution of Warrantholders (subject in all cases to the Warrant Trustee having been indemnified or provided with security to its satisfaction and otherwise being satisfied that it is lawful for it to so exercise discretion, make a determination or otherwise take any action).

13.	Notices

All notices to Warrantholders shall be validly given if (i) mailed to them at their respective addresses in the register of Noteholders maintained by the Registrar or (ii) published in a leading English language daily newspaper with general circulation in Asia (which is expected to be the Asian Wall Street Journal). If mailing to addresses of the Warrantholders and publication in such newspapers are not practicable, notices will be given in such other manner as the Principal Warrant Agent may approve. Any such notice shall be deemed to have been given on the seventh day after being so mailed or on the date of their publication or, if published more than once or on different dates, on the first date on which publication shall have been made in the newspaper or newspapers in which publication is required, as applicable.

14.	Indemnification

14.1	The Warrant Trust Deed contains provisions for the indemnification of the Warrant Trustee and for its relief from responsibility, including provisions relieving it from taking proceedings to enforce repayment unless indemnified and/or secured to its satisfaction. The Warrant Trustee is entitled to enter into business transactions with the Issuer and any entity related to the Issuer without accounting for any profit.

14.2	The Warrant Trustee may rely without liability to Warrantholders on any certificate prepared by the directors of the Issuer or any entity related to the Issuer and accompanied by a certificate or report prepared by an internationally recognised firm of accountants pursuant to these Conditions and/or the Warrant Trust Deed, whether or not addressed to the Warrant Trustee and whether or not the internationally recognised firm of accountants’ liability in respect thereof is limited by a monetary cap or otherwise limited or excluded and shall be obliged to do so where the certificate or report is delivered pursuant to the obligation of the Issuer to procure such delivery under these Conditions; any such certificate or report shall be conclusive and binding on the Issuer, the Warrant Trustee and the Warrantholders.

15.	Contracts (Rights of Third Parties) Act 1999

No person shall have any right to enforce any term or condition of the Warrants or any provision of the Warrant Trust Deed under the Contracts (Rights of Third Parties) Act 1999.

16.	Governing Law and Submission to Jurisdiction

16.1	Governing law

The Warrants and the Warrant Trust Deed are governed by, and shall be construed in accordance with, English law.

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16.2	Jurisdiction

The Issuer has in the Warrant Trust Deed (i) agreed for the benefit of the Warrant Trustee and the Warrantholders that the courts of England shall have jurisdiction to hear and determine any suit, action or proceedings and to settle any disputes which may arise out of or in connection with the Warrant Trust Deed or the Warrants (respectively “Proceedings” and “Disputes”); (ii) irrevocably and unconditionally waived any objection to such courts being nominated as the forum to hear and determine any Proceedings and to settle any Disputes and that it will not claim that any such court is not a convenient or appropriate forum; and (iii) designated a person in England to accept service of any process on its behalf. The Warrant Trust Deed also states that nothing contained in the Warrant Trust Deed prevents the Warrant Trustee or any of the Warrantholders from taking Proceedings in any other court of competent jurisdiction and that, to the extent permitted by applicable law, the Warrant Trustee or any of the Warrantholders may take Proceedings (whether concurrently or not) in any one or more jurisdictions.

17.	Certain Definitions

In these Conditions:

“Auditors” means the auditors for the time being of the Issuer or, in the event of their being unable or unwilling to carry out any action requested of them pursuant to the terms of the Warrants or the Warrant Trust Deed, such other firm of certified accountants of internationally recognised standing selected by the Issuer and includes any of Deloitte, Ernst & Young, KPMG and PricewaterhouseCoopers and their respective successors.

“Authorised Holding” has the meaning specified in Condition 1.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Business” means the engagement in the advertising business in the PRC including, but not limited to, any business that involves billboards, light boxes or neon lighting, furniture and similar displays and activities incidental to any of the foregoing activities.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Chengdu WFOE” means Chengdu Time Share Technology Information Co., Ltd., a company organised under the laws of the PRC.

“Conditions” has the meaning specified in preamble to these Conditions.

“Controlling Shareholders” has the meaning specified in preamble to these Conditions.

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“Extraordinary Resolution” means a resolution passed at a Meeting duly convened and held in accordance with the Warrant Trust Deed by a majority of not less than 66 2/3 per cent. of the votes cast.

“GAAP” means the generally accepted accounting principles in the United States of America which are in effect from time to time.

“Government Approval” means any approval, consent, permission or license from, registration or filing with, or notice to, any Government Authority.

“Governmental Authority” means any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Group” means the Issuer and its Subsidiaries from time to time.

“IPO Closing Date” has the meaning ascribed to it in the Note Conditions.

“Issuer” has the meaning specified in the preamble to these Conditions.

“Material Contracts” means the following agreements as may be amended, modified and supplemented from time to time:

(a)	a technology consulting service agreement entered into between Chengdu WFOE and Sichuan Opco dated 10 November 2006;

(b)	a business cooperation agreement entered into between Chengdu WFOE and the shareholders of Sichuan Opco dated 10 November 2006;

(c)	a domain name and trademark licensing agreement entered into between Chengdu WFOE and Sichuan Opco dated 10 November 2006;

(d)	a loan and equity pledge agreement between Chengdu WFOE and the shareholders of Sichuan Opco dated 10 November 2006; and

(e)	an option agreement entered into between the shareholders of Sichuan Opco and Chengdu WFOE dated 10 November 2006.

“Meeting” means a meeting of Warrantholders (whether originally convened or resumed following an adjournment).

“Note Conditions” means the terms and conditions of the Notes.

“Opinion of Counsel” means a written opinion in form and substance satisfactory to the Issuer.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organisation, government or any agency or political subdivision thereof or any other entity.

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“PRC” means the People’s Republic of China, excluding for purposes of the Notes only, the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

“Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of -such Person, over shares of Capital Stock of any other class of such Person.

“Regulatory Authority” means the U.S. Securities and Exchange Commission or such other relevant securities regulatory with respect to the applicable Stock Exchange.

“Security” has the meaning ascribed to it in Condition 4 of the Note Conditions.

“Shares” means ordinary shares of US$0.0001 each of the Issuer or shares of any class or classes resulting from any subdivision, consolidation or re-classification of those shares, which as between themselves have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation or dissolution of the Issuer. In the event of an IPO (as defined in Note Conditions) or any public offer or listing of Shares or analogous event, “Shares” shall also mean Shares which are the subject matter of the IPO or public offer or listing or analogous event, whether such Shares are still shares in the Issuer, or represented in the form of American Depositary Shares or Global Depositary Shares, or are shares in some other company structured for the purpose of such IPO, public offer or listing or such analogous event.

“Sichuan Opco” means Sichuan Time Share Advertising & Communication Co., Ltd.

“Subsidiary” means:

(A)	in relation to any Person, (i) any company or business entity of which that Person owns or controls (either directly or through one or more other subsidiaries) more than 50 per cent. of the issued share capital or other ownership interest having ordinary voting power to elect directors, managers or trustees of such company or business entity, (ii) any company or business entity of which that Person owns or controls (either directly or through one or more other subsidiaries) not more than 50 per cent. of the issued share capital or other ownership interest having ordinary voting power to elect directors, managers or trustees of such company or business entity but effectively controls (either directly or through one or more other subsidiaries) the management or the direction of business operations of such company or business entity, and (iii) any company or business entity which at any time has its accounts consolidated with those of that Person or which, under PRC, United States, Hong Kong, Cayman Islands or any other applicable law, regulations or International Financial Reporting Standards or such other applicable generally accepted accounting principles from time to time, should have its accounts consolidated with those of that Person; and

(B)	Sichuan Opco and its subsidiaries from time to time shall be deemed Subsidiaries of the Issuer.

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“Volume Weighted Average Price” means, in relation to a Share, the volume-weighted average price of such Share published by or derived from the Stock Exchange, provided that on any Trading Day where such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of a Share in respect of such Trading Day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding Trading Day on which the same can be so determined.

“Warrant Agency Agreement” has the meaning specified in the preamble to these Conditions.

“Warrant Agents” has the meaning specified in the preamble to these Conditions.

“Warrant Documents” means the Warrants (including, without limitation, these Conditions), the Warrant Trust Deed and the Warrant Agency Agreement (each a “Warrant Document”).

“Warrantholder” has the meaning specified in Condition 2.

“Warrants” has the meaning specified in the preamble to the Conditions.

“Warrant Trust Deed” has the meaning specified in the preamble to these Conditions.

“Warrant Trustee” has the meaning specified in the preamble to these Conditions.

“Written Resolution” means a resolution in writing signed by or on behalf of holders of not less than 90 per cent. of the aggregate face value of Warrants unexercised who for the time being are entitled to receive notice of a Meeting in accordance with the provisions of Schedule 3 to the Warrant Trust Deed, whether contained in one document or several documents in the same form, each signed by or on behalf of one or more such holders of the Warrants.

“Xi’an WFOE” means Xi’an Time Share Technology Information Co., Ltd., a company organised under the laws of the PRC.

18.	Interpretation

Unless the context otherwise requires or unless otherwise specified herein, in these Conditions:

18.1	any reference to any party shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

18.2	any reference to any agreement or instrument is a reference to that agreement or instrument as amended or novated;

18.3	“Person” includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing;

18.4	“regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

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18.5	“unexercised” means, in relation to the Warrants, all the Warrants which have been issued pursuant to the board resolutions of the Issuer referred to in the Recitals hereto (for so long as the Subscription Period shall not have ended) other than (i) those (if any) which have been exercised in accordance with their terms, (ii) those (if any) which have been purchased by the Issuer or any of the Subsidiaries of the Issuer and have been cancelled, (iii) those mutilated or defaced Warrants in respect of which replacement Warrants have been issued pursuant to Condition 11, and (iv) for the purpose of ascertaining the number of Warrants unexercised at any time (but not for the purpose of ascertaining whether any Warrants are unexercised) those Warrants alleged to have been lost, stolen or destroyed and in respect of which replacement Warrants have been issued pursuant to Condition 11; provided that for the purpose of (a) the right to attend and vote at any meeting of Warrantholders and (b) the determination of how many and which Warrants for the time being remain unexercised for the purposes of Condition 12, those Warrants (if any) which have not been exercised but have been deposited for exercise (whether or not the conditions precedent to such exercise have been or will be fulfilled) shall, unless and until withdrawn from deposit, be deemed not to remain unexercised and provided further that, for the purposes of determining how many Warrants for the time being remain unexercised for the purposes of Condition 12, those Warrants alleged to have been lost, stolen or destroyed and in respect of which replacement Warrants have been issued pursuant to Condition 11 shall be disregarded;

18.6	a provision of law is a reference to that provision as amended or re-enacted;

18.7	words denoting the singular number only shall include the plural number also and vice versa;

18.8	words denoting one gender only shall include the other genders;

18.9	references to schedules, appendices, clauses, sub-clauses, paragraphs and sub-paragraphs shall be construed as references to the schedules and appendices to the documents in which they appear respectively and to the clauses, sub-clauses, paragraphs and sub-paragraphs in the documents in which they appear respectively and, unless otherwise stated, reference to sub-clauses are references to sub-clauses of the clause in which the reference appears; and

18.10	references to any action, remedy or method of judicial proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than England, references to such action, remedy or method of judicial proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of judicial proceeding described or referred to in these presents.

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SCHEDULE 3

PROVISIONS FOR MEETINGS OF WARRANTHOLDERS

1.	Definitions

In this Warrant Trust Deed and the Conditions, the following expressions have the following meanings:

“Block Voting Instruction” means, in relation to any Meeting, a document in the English language issued by a Warrant Registrar:

(a)	certifying:

(i)	that certain specified Warrants (each a “Blocked Warrant”) have been blocked in an account with a clearing system and will not be released until the conclusion of the Meeting and that the holder of each Blocked Warrant or a duly authorised person on its behalf has instructed the Warrant Registrar that the votes attributable to such Blocked Warrant are to be cast in a particular way on each resolution to be put to the Meeting; or

(ii)	that each registered holder of certain specified Warrants (each a “Relevant Warrant”) or a duly authorised person on its behalf has instructed the Warrant Registrar that the votes attributable to each Relevant Warrant held by it are to be cast in a particular way on each resolution to be put to the Meeting and in each case that, during the period of 48 hours before the time fixed for the Meeting, such instructions may not be amended or revoked;

(b)	listing the total number of the Blocked Warrants and the Relevant Warrants, distinguishing for each resolution between those in respect of which instructions have been given to vote for, or against, the resolution; and

(c)	authorising a named individual or individuals to vote in respect of the Blocked Warrants and the Relevant Warrants in accordance with such instructions;

“Chairman” means, in relation to any Meeting, the individual who takes the chair in accordance with paragraph 7 (Chairman);

“Extraordinary Resolution” means a resolution passed at a Meeting duly convened and held in accordance with this Schedule by a majority of not less than 66 2/3 per cent. of the votes cast;

“Form of Proxy” means, in relation to any Meeting, a document in the English language available from the Warrant Registrar signed by a Warrantholder or, in the case of a corporation, executed under its seal or signed on its behalf by a duly authorised officer and delivered to the Warrant Registrar not later than 48 hours before the time fixed for such Meeting, appointing a named individual or individuals to vote in respect of the Warrants held by such Warrantholder;

“Meeting” means a meeting of Warrantholders (whether originally convened or resumed following an adjournment);

“Proxy” means, in relation to any Meeting, a person appointed to vote under a Block Voting Instruction or a Form of Proxy other than:

(a)	any such person whose appointment has been revoked and in relation to whom the Warrant Registrar has been notified in writing of such revocation by the time which is 48 hours before the time fixed for such Meeting; and

(b)	any such person appointed to vote at a Meeting which has been adjourned for want of a quorum and who has not been re-appointed to vote at the Meeting when it is resumed;

“Relevant Fraction” means:

(c)	for voting on any Extraordinary Resolution other than one relating to a Reserved Matter, at least 50 per cent.; and

(d)	for voting on any Extraordinary Resolution relating to a Reserved Matter, at least 66 2 /3 per cent.;

provided, however, that, in the case of a Meeting which has resumed after adjournment for want of a quorum, it means:

(i)	for all business other than voting on an Extraordinary Resolution relating to a Reserved Matter, the fraction of the aggregate principal face value of the unexercised Warrants represented or held by the Voters actually present at the Meeting; and

(ii)	for voting on any Extraordinary Resolution relating to a Reserved Matter, at least 33 1 /3 per cent.;

“Reserved Matter” means any proposal:

(a)	to modify the Warrant Exercise Period;

(b)	to change, amend or modify any covenants set out in Condition 4 (Undertakings);

(c)	to reduce or cancel the face value of any Warrants;

(d)	to effect the exchange, conversion or substitution of the Warrants for, or the conversion of the Warrants into, shares, bonds or other obligations or securities of the Issuer, any Subsidiary Guarantor or any other person or body corporate formed or to be formed (other than as envisaged in the Conditions);

(e)	to modify any provision of the guarantee of the Warrants (other than as permitted under Clause 7.1 (Modification and Waiver) of this Warrant Trust Deed);

(f)	to release the Security (other than in accordance with Condition 3.3 or Condition 3.4) or amend, modify, waive or terminate any provision of the Security Document;

(g)

to change the quorum required at any Meeting or the majority required to pass an Extraordinary Resolution or to sign a Written Resolution or otherwise required in respect of any matter that is expressed under any Warrant Document as requiring the consent or instructions of the holders of at least 66 2/3 per cent. in aggregate face value of the unexercised Warrants; or

(h)	to amend this definition;

“Voter” means, in relation to any Meeting, a Proxy or (subject to paragraph 4 (Record Date)) a Warrantholder; provided, however, that (subject to paragraph 4 (Record Date)) any Warrantholder which has appointed a Proxy under a Block Voting Instruction or Form of Proxy shall not be a “Voter” except to the extent that such appointment has been revoked and the Warrant Registrar notified in writing of such revocation at least 48 hours before the time fixed for such Meeting;

“Written Resolution” means a resolution in writing signed by or on behalf of holders of not less than 90 per cent. of the aggregate face value of Warrants unexercised who for the time being are entitled to receive notice of a Meeting in accordance with the provisions of this Schedule, whether contained in one document or several documents in the same form, each signed by or on behalf of one or more such holders of the Warrants;

“24 hours” means a period of 24 hours including all or part of a day (disregarding for this purpose the day upon which such Meeting is to be held) upon which banks are open for business in both the place where the relevant Meeting is to be held and in each of the places where the Warrant Agents have their Specified Offices and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business as aforesaid; and

“48 hours” means 2 consecutive periods of 24 hours.

2.	Issue of Block Voting Instructions and Forms Of Proxy

The holder of a Warrant may require the Warrant Registrar to issue a Block Voting Instruction by arranging (to the satisfaction of the Warrant Registrar) for such Warrant to be blocked in an account with a clearing system not later than 48 hours before the time fixed for the relevant Meeting. The holder of a Warrant may require the Warrant Registrar to issue a Block Voting Instruction by delivering to the Warrant Registrar written instructions not later than 48 hours before the time fixed for the relevant Meeting. Any holder of a Warrant may obtain an uncompleted and unexecuted Form of Proxy from the Warrant Registrar. A Block Voting Instruction and a Form of Proxy cannot be outstanding simultaneously in respect of the same Warrant.

3.	References to Blocking/Release of Warrants

Where Warrants are within Euroclear or Clearstream, Luxembourg or any other clearing system, references to the blocking, or release, of Warrants shall be construed in accordance with the usual practices (including blocking the relevant account) of Euroclear or Clearstream, Luxembourg or such other clearing system.

4.	Record Date

The Issuer may fix a record date for the purposes of any Meeting or any resumption thereof following its adjournment for want of a quorum provided that such record date is not more than 10 days prior to the time fixed for such Meeting or (as the case may be) its resumption. The person in whose name a Warrant is registered in the Warrant Register on the record date at close of business in the city in which the Warrant Registrar has its Specified Office shall be deemed to be the holder of such Warrant for the purposes of such Meeting and notwithstanding any subsequent transfer of such Warrant or entries in the Warrant Register.

5.	Convening of Meeting

The Issuer and any Subsidiary Guarantor (acting together) or the Warrant Trustee may convene a Meeting at any time, and the Warrant Trustee shall be obliged to do so subject to its being indemnified and/or secured to its satisfaction upon the request in writing of Warrantholders holding not less than one tenth of the aggregate face value of the unexercised Warrants. Every Meeting shall be held on a date, and at a time and place, approved by the Warrant Trustee.

6.	Notice

At least 21 days’ notice (exclusive of the day on which the notice is given and of the day on which the relevant Meeting is to be held) specifying the date, time and place of the Meeting shall be given to the Warrantholders and the Warrant Agents and the Warrant Registrar (with a copy to the Issuer and each Subsidiary Guarantor) where the Meeting is convened by the Warrant Trustee or, where the Meeting is convened by the Issuer and any Subsidiary Guarantor, the Warrant Trustee. The notice shall set out the full text of any resolutions to be proposed unless the Warrant Trustee agrees that the notice shall instead specify the nature of the resolutions without including the full text and shall state that Warrants may be blocked in clearing systems for the purposes of appointing Proxies under Block Voting Instructions until 48 hours before the time fixed for the Meeting and a Warrantholder may appoint a Proxy either under a Block Voting Instruction by delivering written instructions to the Warrant Registrar or by executing and delivering a Form of Proxy to the Specified Office of the Warrant Registrar, in either case until 48 hours before the time fixed for the Meeting.

7.	Chairman

An individual (who may, but need not, be a Warrantholder) nominated in writing by the Warrant Trustee may take the chair at any Meeting but, if no such nomination is made or if the individual nominated is not present within 15 minutes after the time fixed for the Meeting, those present shall elect one of themselves to take the chair failing which, the Issuer or a Subsidiary Guarantor may appoint a Chairman. The Chairman of an adjourned Meeting need not be the same person as was the Chairman of the original Meeting.

8.	Quorum

The quorum at any Meeting shall be at least two Voters representing or holding not less than the Relevant Fraction of the aggregate face value of the unexercised Warrants; provided, however, that, so long as at least the Relevant Fraction of the aggregate face value of the unexercised Warrants is represented by the Global Warrant or a single Individual Warrant Certificate, a single Voter appointed in relation thereto or being the holder of the Warrants represented thereby shall be deemed to be two Voters for the purpose of forming a quorum.

9.	Adjournment for want of quorum

If within 15 minutes after the time fixed for any Meeting a quorum is not present, then:

(a)	in the case of a Meeting requested by Warrantholders, it shall be dissolved; and

(b)	in the case of any other Meeting (unless the Issuer, each Subsidiary Guarantor and the Warrant Trustee otherwise agree), it shall be adjourned for such period (which shall be not less than 14 days and not more than 42 days) and to such place as the Chairman determines (with the approval of the Warrant Trustee); provided, however, that:

(i)	the Meeting shall be dissolved if the Issuer, each Subsidiary Guarantor and the Warrant Trustee together so decide; and

(ii)	no Meeting may be adjourned more than once for want of a quorum.

10.	Adjourned Meeting

The Chairman may, with the consent of, and shall if directed by, any Meeting adjourn such Meeting from time to time and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place.

11.	Notice following adjournment

Paragraph 6 (Notice) shall apply to any Meeting which is to be resumed after adjournment for want of a quorum save that:

(a)	10 days’ notice (exclusive of the day on which the notice is given and of the day on which the Meeting is to be resumed) shall be sufficient; and

(b)	the notice shall specifically set out the quorum requirements which will apply when the Meeting resumes.

It shall not be necessary to give notice of the resumption of a Meeting which has been adjourned for any other reason.

12.	Participation

The following may attend and speak at a Meeting:

(a)	Voters;

(b)	representatives of the Issuer, any Subsidiary Guarantor and the Warrant Trustee;

(c)	the financial advisers of the Issuer, any Subsidiary Guarantor and the Warrant Trustee;

(d)	the legal counsel to the Issuer, any Subsidiary Guarantor and the Warrant Trustee and such advisers;

(e)	the Warrant Registrar; and

(f)	any other person approved by the Meeting or the Warrant Trustee.

13.	Show of hands

Every question submitted to a Meeting shall be decided in the first instance by a show of hands. Unless a poll is validly demanded before or at the time that the result is declared, the Chairman’s declaration that on a show of hands a resolution has been passed, passed by a particular majority, rejected or rejected by a particular majority shall be conclusive, without proof of the number of votes cast for, or against, the resolution. Where there is only one Voter, this paragraph shall not apply and the resolution will immediately be decided by means of a poll.

14.	Poll

A demand for a poll shall be valid if it is made by the Chairman, the Issuer, any Subsidiary Guarantor, the Warrant Trustee or one or more Voters representing or holding not less than one fiftieth of the aggregate face value of the unexercised Warrants. The poll may be taken immediately or after such adjournment as the Chairman directs, but any poll demanded on the election of the Chairman or on any question of adjournment shall be taken at the Meeting without adjournment. A valid demand for a poll shall not prevent the continuation of the relevant Meeting for any other business as the Chairman directs.

15.	Votes

Every Voter shall have:

(a)	on a show of hands, one vote; and

(b)	on a poll, one vote in respect of each unexercised Warrant(s) represented or held by him.

Unless the terms of any Block Voting Instruction state otherwise, a Voter shall not be obliged to exercise all the votes to which he is entitled or to cast all the votes which he exercises in the same way. In the case of a voting tie the Chairman shall have a casting vote.

16.	Validity of Votes by Proxies

Any vote by a Proxy in accordance with the relevant Block Voting Instruction or Form of Proxy shall be valid even if such Block Voting Instruction or Form of Proxy or any instruction pursuant to which it was given has been amended or revoked, provided that the Warrant Registrar has been notified in writing of such amendment or revocation by the time which is 24 hours before the time fixed for the relevant Meeting. Unless revoked, any appointment of a Proxy under a Block Voting Instruction or Form of Proxy in relation to a Meeting shall remain in force in relation to any resumption of such Meeting following an adjournment; provided, however, that no such appointment of a Proxy in relation to a Meeting originally convened which has been adjourned for want of a quorum shall remain in force in relation to such Meeting when it is resumed. Any person appointed to vote at such a Meeting must be re-appointed under a Block Voting Instruction or Form of Proxy to vote at the Meeting when it is resumed.

17.	Powers

A Meeting shall have power (exercisable only by Extraordinary Resolution), without prejudice to any other powers conferred on it or any other person:

(a)	to approve any Reserved Matter;

(b)	to approve any proposal by the Issuer and any Subsidiary Guarantor (acting together) for any modification, abrogation, variation or compromise of any provisions of this Warrant Trust Deed or the Conditions or any arrangement in respect of the obligations of the Issuer under or in respect of the Warrants;

(c)	to approve any proposal by a Subsidiary Guarantor for any modification of any provision of the Guarantee or any arrangement in respect of the obligations of each Subsidiary Guarantor thereunder;

(d)	to approve the substitution of any person for the Issuer (or any previous substitute) as principal obligor under the Warrants or the substitution of any person for a Subsidiary Guarantor as guarantor under the Guarantee;

(e)	to waive any breach or authorise any proposed breach by the Issuer or any Subsidiary Guarantor of its obligations under or in respect of this Warrant Trust Deed or the Warrants;

(f)	to remove any Warrant Trustee;

(g)	to approve the appointment of a new Warrant Trustee;

(h)	to authorise the Warrant Trustee (subject to its being indemnified and/or secured to its satisfaction) or any other person to execute all documents and do all things necessary to give effect to any Extraordinary Resolution;

(i)	to discharge or exonerate the Warrant Trustee from any liability in respect of any act or omission for which it may become responsible under this Warrant Trust Deed or the Warrants;

(j)	to give any other authorisation or approval which under this Warrant Trust Deed or the Warrants is required to be given by Extraordinary Resolution; and

(k)	to appoint any persons as a committee to represent the interests of the Warrantholders and to confer upon such committee any powers which the Warrantholders could themselves exercise by Extraordinary Resolution.

18.	Extraordinary Resolution binds all holders

An Extraordinary Resolution shall be binding upon all Warrantholders, whether or not present at such Meeting, and each of the Warrantholders shall be bound to give effect to it accordingly. Notice of the result of every vote on an Extraordinary Resolution shall be given to the Warrantholders and the Warrant Agents and the Warrant Registrar (with a copy to the Issuer, each Subsidiary Guarantor and the Warrant Trustee) within 14 days of the conclusion of the Meeting.

19.	Minutes

Minutes of all resolutions and proceedings at each Meeting shall be made. The Chairman shall sign the minutes, which shall be prima facie evidence of the proceedings recorded therein. Unless and until the contrary is proved, every such Meeting in respect of the proceedings of which minutes have been summarised and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

20.	Written Resolution

A Written Resolution shall take effect as if it were an Extraordinary Resolution.

21.	Further regulations

Subject to all other provisions contained in this Warrant Trust Deed, the Warrant Trustee may without the consent of the Issuer, any Subsidiary Guarantor or the Warrantholders prescribe such further regulations regarding the holding of Meetings of Warrantholders and attendance and voting at them as the Warrant Trustee may in its sole discretion determine.

SCHEDULE 4

FORM OF ACCESSION MEMORANDUM

To:	THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

From:	[•]

and

CHINA TIME SHARE MEDIA CO. LTD

Dated:

THIS ACCESSION MEMORANDUM is made as a DEED on [•]

Dear Sirs

(1)	We refer to a deed (the “Warrant Trust Deed”) dated [•] 2007 and made between China Time Share Media Co. Ltd (the “Issuer”), The Hongkong and Shanghai Banking Corporation Limited (the “Warrant Trustee”) and others and relating to the Issuer’s 80 secured warrants with a face value of US$100,000 each (the “Warrants”).

(2)	Terms defined in the Warrant Trust Deed shall bear the same meaning herein.

(3)	The Issuer requests that [•] becomes a Subsidiary Guarantor pursuant to Clause 3.1 (Guarantee) of the Warrant Trust Deed.

(4)	[•] is a company duly organised under the laws of [•] and has the necessary power and authority to enable it to enter into and perform its obligations under the Warrant Trust Deed.

(5)	[•] confirms that it has received from the Issuer a true and up-to-date copy of the Warrant Trust Deed.

(6)	Delivered with this Memorandum is a copy of the Supplemental Warrant Trust Deed executed by, inter alios [•]. [•] undertakes, upon its becoming a Subsidiary Guarantor, to perform all the obligations expressed to be undertaken under the Warrant Trust Deed by a Subsidiary Guarantor and agrees that it shall be bound by the Warrant Trust Deed in all respects as if it had been an original party thereto as a Subsidiary Guarantor.

(7)	Delivered with this Memorandum is a copy of the Supplemental Warrant Agency Agreement executed by, inter alios, [•]. [•] undertakes, upon its becoming a Subsidiary Guarantor, to perform all the obligations expressed to be undertaken under the Warrant Agency Agreement by a Subsidiary Guarantor and agrees that it shall be bound by the Warrant Agency Agreement in all respects as if it had been an original party thereto as a Subsidiary Guarantor.

(8)	The Issuer confirms that no Event of Default or Potential Event of Default is continuing or would occur as a result of [•] becoming a Subsidiary Guarantor.

(9)	Delivered with this Memorandum and signed or initialled by a director or secretary of [•] for the purpose of identification is a true, complete and up-to-date copy of the Memorandum and Articles of Association of [•] as in effect when it signed this Memorandum and on the date of this Memorandum. [•] is carrying on a business authorised under its Memorandum of Association. Neither the entry into the Warrant Trust Deed by [•], nor the exercise of its rights and/ or performance of or compliance with its obligations under the Warrant Trust Deed does or will violate, or exceed any borrowing or other power or restriction granted or imposed by, its Memorandum or Articles of Association. Delivered with this Memorandum is a list of the Authorised Signatories of [•], together with certified specimen signatures of the same.

(10)	Delivered with this Memorandum and signed or initialled by a director or secretary of [•] for the purpose of identification is a true and complete copy of the Minutes of a duly convened meeting of a duly authorised Committee of the Board of Directors of [•] duly held on [•] at which a duly constituted quorum of Directors was present and voting throughout and at which the Resolutions set out in the Minutes were duly passed. Each of those Resolutions remains in full force and effect without modification. Those Resolutions constitute all corporate action necessary on the part of [•] to authorise the signing of the Memorandum and the giving of any communications and/or taking of any other action required under or in connection with the Warrant Trust Deed on behalf of [•].

(11)	This Memorandum shall be governed by, and construed in accordance with, English law.

This Memorandum is executed and delivered as a deed by:

[•] acting by

and

CHINA TIME SHARE MEDIA CO. LTD

acting by

and

SCHEDULE 5

SUPPLEMENTAL WARRANT TRUST DEED

THIS SUPPLEMENTAL WARRANT TRUST DEED is made on [•]

BY

(1)	CHINA TIME SHARE MEDIA CO. LTD (the “Issuer”);

(2)	THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED (the “Warrant Trustee”, which expression includes, where the context admits, all persons for the time being the warrant trustee or warrant trustees under the Warrant Trust Deed (as defined below));

(3)	THE HONG KONG AND SHANGHAI BANKING CORPORATION LIMITED (the “Security Trustee”, which expression includes, where the context admits, all persons for the time being the security trustee or security trustees under the Warrant Trust Deed (as defined below));

(4)	THE PARTIES LISTED IN THE SCHEDULE (the “Existing Subsidiary Guarantors”); and

(5)	[•], (the “New Subsidiary Guarantor”).

WHEREAS

(A)	This Deed is supplemental to the warrant trust deed entered into by the Issuer, the Warrant Trustee and the Security Trustee on [•] 2007 (as the same may be amended or supplemented from time to time, the “Warrant Trust Deed”).

(B)	The New Subsidiary Guarantor is executing this Deed in order to become a Subsidiary Guarantor in accordance with the provisions of the Warrant Trust Deed.

(C)	The New Subsidiary Guarantor has executed or will execute on the date of this Deed an Accession Memorandum.

NOW THIS DEED WITNESSES AND IT IS HEREBY DECLARED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Interpretation

This Deed shall be interpreted in accordance with the provisions of the Warrant Trust Deed.

1.2	Definitions in Warrant Trust Deed

Words and expressions defined in the Warrant Trust Deed shall, unless the context otherwise requires or such words or expressions are otherwise defined herein, have the same respective meanings herein save that, where there is a conflict between a definition in the Warrant Trust Deed and in this Deed, the definition in this Deed shall prevail.

2.	ACCESSION

By executing this Deed, the New Subsidiary Guarantor accedes to the Warrant Trust Deed and the Conditions and agrees to undertake and bear all obligations, liabilities and responsibilities of a Subsidiary Guarantor under the Warrant Trust Deed and the Conditions.

3.	INCORPORATION

All of the covenants, undertakings, powers, obligations and/or other provisions of the Warrant Trust Deed and the Conditions are deemed to be incorporated in this Deed and made applicable to the New Subsidiary Guarantor.

4.	GOVERNING LAW AND JURISDICTION

This Deed shall be governed by, and construed in accordance with, English law. The provisions of Clause 13 (Law and Jurisdiction) of the Warrant Trust Deed shall apply to this Deed as if set forth herein in full, mutatis mutandis, and as if all references therein to the Warrant Trust Deed were references to this Deed.

5.	COUNTERPARTS

This Deed may be executed in any number of counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF this Deed has been executed as a deed by the parties hereto and is intended to be and is hereby delivered on the date first before written.

[INSERT EXECUTION CLAUSES]

SCHEDULE

[Insert List of Existing Subsidiary Guarantors]

SCHEDULE 6

SUPPLEMENTAL WARRANT AGENCY AGREEMENT

THIS SUPPLEMENTAL WARRANT AGENCY AGREEMENT is made on [•]

BETWEEN

(1)	CHINA TIME SHARE MEDIA CO. LTD (the “Issuer”);

(2)	THE HONG KONG AND SHANGHAI BANKING CORPORATION LIMITED (the “Warrant Trustee”, which expression includes, where the context admits, all persons for the time being the warrant trustee or warrant trustees under the Warrant Trust Deed (as defined below));

(3)	THE HONG KONG AND SHANGHAI BANKING CORPORATION LIMITED as warrant registrar (the “Warrant Registrar”);

(4)	THE HONG KONG AND SHANGHAI BANKING CORPORATION LIMITED as principal warrant agent (the “Principal Warrant Agent”);

(5)	THE HONG KONG AND SHANGHAI BANKING CORPORATION LIMITED as warrant agent (and together with the Principal Agent, the “Warrant Agents”);

(6)	THE PARTIES LISTED IN THE SCHEDULE (the “Existing Subsidiary Guarantors”); and

(7)	[•], (the “New Subsidiary Guarantor”).

WHEREAS

(A)	This Agreement is supplemental to the warrant agency agreement entered into by, amongst others, the Issuer and the Warrant Trustee on [•] 2007 (as the same may be amended or supplemented from time to time, the “Warrant Agency Agreement”).

(B)	The New Subsidiary Guarantor is executing this Agreement in order to become a Subsidiary Guarantor in accordance with the provisions of the Warrant Agency Agreement.

(C)	The New Subsidiary Guarantor has executed or will execute on the date of this Agreement an Accession Memorandum.

NOW THIS AGREEMENT WITNESSES AND IT IS HEREBY DECLARED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Interpretation

This Agreement shall be interpreted in accordance with the provisions of the Warrant Trust Deed and the Warrant Agency Agreement.

1.2	Definitions in the Warrant Trust Deed and the Warrant Agency Agreement

Words and expressions defined in the Warrant Trust Deed and the Warrant Agency Agreement shall, unless the context otherwise requires or such words or expressions are otherwise defined herein, have the same respective meanings herein save that, where there is a conflict between a definition in the Warrant Trust Deed or the Warrant Agency Agreement and in this Agreement, the definition in this Agreement shall prevail.

2.	ACCESSION

By executing this Agreement, the New Subsidiary Guarantor accedes to the Warrant Agency Agreement and agrees to undertake and bear all obligations, liabilities and responsibilities of a Subsidiary Guarantor under the Warrant Agency Agreement.

3.	INCORPORATION

All of the covenants, undertakings, powers, obligations and/or other provisions of the Warrant Agency Agreement are deemed to be incorporated in this Agreement and made applicable to the New Subsidiary Guarantor.

4.	GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by, and construed in accordance with, English law. The provisions of Clause 13 (Law and Jurisdiction) of the Warrant Agency Agreement shall apply to this Agreement as if set forth herein in full, mutatis mutandis, and as if all references therein to the Warrant Agency Agreement were references to this Agreement.

5.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

AS WITNESS the hands of the duly authorised representatives of the parties hereunto on the date first before written.

[INSERT EXECUTION CLAUSES]

Warrant Trust Deed

EXECUTION CLAUSES

The Issuer
EXECUTED as a deed by	)

CHINA TIME SHARE MEDIA CO. LTD	)

In the presence of:	Stephanie Neely Legal Assistant

Name:	/s/ He Ji Lun

Address:	No. 312 Long Zhao Shu, Xiao Hong Men Street
Chaoyang District, Beijing 100078
The People’s Republic of China

Title:	Chief Executive Officer

The Warrant Trustee
EXECUTED as a deed by	)

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED	)

In the presence of:

Name:

Address:	Level 30, HSBC Main Building
1 Queen’s Road Central
Hong Kong

Title:

The Security trustee
EXECUTED as a deed by	)

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED	)

In the presence of:

Name:

Address:	Level 30, HSBC Main Building
1 Queen’s Road Central
Hong Kong

Title:

Warrant Trust Deed

EXECUTION CLAUSES

The Issuer
EXECUTED as a deed by	)

CHINA TIME SHARE MEDIA CO. LTD	)

In the presence of:

Name:

Address:	No. 312 Long Zhao Shu, Xiao Hong Men Street Chaoyang District, Beijing 100078 The People’s Republic of China

Title:

The Warrant Trustee
EXECUTED as a deed by	)
THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED	)

In the presence of:		Eva T W Tam 3266

Name:	/s/ Helen L S Mok	Helen L S Mok 018815

Address:	Level 30, HSBC Main Building
1 Queen’s Road Central Hong Kong

Title:

The Security trustee
EXECUTED as a deed by	)
THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED	)

In the presence of:		Eva T W Tam 3266

Name:	/s/ Helen L S Mok	Helen L S Mok 018815

Address:	Level 30, HSBC Main Building
1 Queen’s Road Central Hong Kong

Title: